Filed Pursuant to Rule 424(b)(5)
Registration No. 333-218539

Prospectus Supplement

(To prospectus dated June 19, 2017)

10,630,000 Ordinary Shares

INTEC PHARMA LTD.

We are offering 10,630,000 ordinary shares under this prospectus supplement. Our ordinary shares are listed on the Nasdaq Capital Market and on the Tel Aviv Stock Exchange Ltd., or TASE, under the symbol “NTEC.” The last reported sale price for our ordinary shares on August 15, 2017, as quoted on the Nasdaq Capital Market, was $4.85 per ordinary share, and the last reported sale price for our ordinary shares on August 15, 2017, as quoted on the TASE, was NIS 18.18 per ordinary share, or $5.065 per ordinary share (based on the exchange rate reported by the Bank of Israel for such date of $1.00 = NIS 3.589).

	Per Share	Total
Public offering price	$4.70	$49,961,000
Underwriting discounts and commissions(1)	$0.282	$2,997,660
Proceeds, before expenses	$4.418	$46,963,340

(1) We have agreed to reimburse the underwriters for certain expenses. See “Underwriting.”

The underwriters may also exercise their option to purchase up to an additional 1,594,500 ordinary shares from us at the public offering price, less underwriting discounts and commissions, for 30 days after the date of this prospectus supplement. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $3,447,309, and the total proceeds to us, before expenses, will be $54,007,841.

We are an “emerging growth company” as defined under federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements.

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risks discussed in this prospectus supplement under “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 3 of the accompanying prospectus, as well as the “Risk Factors” in “ITEM 3: Key information – Risk Factors” of our most recent Annual Report on Form 20-F for the year ended December 31, 2016 incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission, the Israeli Securities Authority, nor any state or other securities commission has approved or disapproved of the securities being offered by this prospectus supplement or accompanying prospectus, or passed upon the adequacy or accuracy of this prospectus supplement or accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares against payment in New York, New York on August 21, 2017, subject to customary closing conditions.

Sole Book-Running Manager

Oppenheimer & Co.

Lead Manager	Co-Manager

Roth Capital Partners	Maxim Group LLC

The date of this prospectus supplement is August 16, 2017.

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law 1968 (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom). The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or when any sale of our ordinary shares occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

When used herein, unless the context requires otherwise, references to the “Company, “we,” “our,” and “us” refer to Intec Pharma Ltd., an Israeli company.

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference herein and therein, may contain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements may include statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to:

•	our limited operating history and history of operating losses;

•	our ability to continue as a going concern;

•	our ability to successfully operate our business or execute our business plan;

•	market acceptance of our technology and products;

•	our ability to protect and maintain our intellectual property and licensing arrangements;

•	our ability to successfully commercialize our current and future product candidates;

•	our ability to successfully complete clinical trials and obtain and maintain regulatory approval of our product candidates; and

•	our use of proceeds from this offering.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” on page S-3 of this prospectus supplement and on page 3 of the accompanying prospectus and in our SEC filings. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information you should consider before deciding whether to invest in our ordinary shares. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” on page S-3 and in the accompanying prospectus on page 3, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Intec Pharma Ltd.

Overview

We are a clinical stage biopharmaceutical company focused on developing drugs based on our proprietary Accordion Pill platform technology, which we refer to as the Accordion Pill. Our Accordion Pill is an oral drug delivery system that is designed to improve the pharmacokinetics profile, or PK, of various drugs with a corresponding improvement in efficacy and safety of existing drugs and drugs in development by utilizing an efficient gastric retention, or GR, and specific release mechanism. Our Accordion Pill platform technology combines drugs and FDA-approved inactive ingredients into polymeric films that are welded into a planar structure, folded into the shape of an accordion and placed inside a capsule that is designed to be retained in the stomach for nine to 12 hours, as compared to two to three hours for other solid dosage forms, thereby prolonging the absorption phase of the drug in the upper part of the GI tract. Based on the results of our more than 30 clinical trials with 3,000 administrations, we believe that our Accordion Pill technology has the potential for multiple collaborations to improve delivery and absorption of a variety of drugs on the market and in development, including, in particular, poorly soluble drugs.

Our product pipeline currently includes several product candidates in various clinical trial stages. Our leading product candidate, Accordion Pill Carbidopa/Levodopa, or AP-CDLD, is being developed for the indication of treatment of Parkinson’s disease symptoms in advanced Parkinson’s disease patients. We have successfully completed a Phase II clinical trial for AP-CDLD for the treatment of Parkinson’s disease symptoms in advanced Parkinson’s disease patients and have agreed with the U.S. Food and Drug Administration, or the FDA, on the remaining clinical development program for AP-CDLD for the treatment of Parkinson’s disease symptoms in advanced Parkinson’s disease patients, including the main principles of the single required pivotal Phase III clinical trial in advanced Parkinson’s disease patients. We enrolled the first patient in the pivotal Phase III trial for AP-CDLD in April 2016 and we currently expect to complete patient enrollment in the trial during the fourth quarter of 2017 or the first quarter of 2018.

In our correspondence with the FDA, the FDA previously agreed that an acceptable regulatory pathway for AP-CDLD would be to file a new drug application, or NDA, pursuant to Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or FDCA, which is a streamlined approval pathway that may accelerate the time to commercialize and decrease the costs of FDA approval for AP–CDLD, as compared to those typically associated with a new chemical entity.

In March 2016, we completed a Phase I clinical trial for one of our pipeline product candidates that is being developed for the prevention and treatment of gastroduodenal and small bowel Nonsteroidal Anti-Inflammatory Drug, or NSAID, induced ulcers. The PK results demonstrated in the Phase I trial were within the well-defined safety levels of the drug, which enable us to proceed with further development of the Accordion Pill with the existing drug.

In addition, we have initiated a new clinical development program for our Accordion Pill platform with the two primary cannabinoids contained in cannabis sativa, which we refer to as AP-CBD/THC. We are formulating and testing cannabidiol, or CBD, and 9-tetrahydrocannabinol, or THC, for the treatment of various indications, including low back neuropathic pain and fibromyalgia. AP-CBD/THC is designed to extend the absorption phase of CBD and THC, resulting in more consistent levels for an improved therapeutic effect hopefully addressing several major drawbacks of current methods of treatments, such as short duration of effect, delayed onset, variability of exposure, variability of the administered dose and adverse events that correlate with peak levels. In March 2017, we initiated a Phase I single-center, single- dose, randomized, three-way crossover clinical trial in Israel to compare the safety, tolerability and PK of AP-THC/CBD with Sativex®, a commercially available oral buccal spray containing CBD and THC. Initial results demonstrate that the Accordion Pill platform is well suited to safely deliver CBD and THC with significant improvements in exposure compared with Sativex. In the trial, the median time of peak concentration for AP-THC/CBD was two to three times longer than Sativex and absorption was significantly higher.

Corporate Information

We are subject to the provisions of the Israeli Companies Law, 5759-1999, as amended. Our registered office and principal place of business is located at 12 Hartom Street, Har Hotzvim, Jerusalem 9777512, Israel, and our telephone number in Israel is +972 (2) 586-4657. Our website address is http://www.intecpharma.com. The information contained on our website or available through our website does not constitute part of this prospectus supplement or the accompanying prospectus. Our registered agent in the United States is Vcorp Agent Services, Inc., whose address is 25 Robert Pitt Drive, Suite 204, Monsey, NY 10952 USA.

S-1

THE OFFERING

Ordinary shares offered by us	10,630,000 ordinary shares (or 12,224,500 ordinary shares if the underwriters exercise in full their option to purchase additional ordinary shares).

Offering price	$4.70 per ordinary share

Over-allotment option	We have granted the underwriters a 30-day option to purchase up to 1,594,500 additional ordinary shares at the public offering price less underwriting discounts and commissions.

Ordinary shares to be outstanding immediately following this offering	24,368,206 ordinary shares (or 25,962,706 ordinary shares if the underwriters exercise in full their option to purchase additional ordinary shares from us).

Use of proceeds	We intend to use the net proceeds from this offering to fund our Phase III clinical trial for AP-CDLD, for working capital and for general corporate purposes. See “Use of Proceeds” on page S-4 for more information.

Risk factors	See “Risk Factors” beginning on page S-3 and other information included in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

NASDAQ Capital Market and Tel Aviv Stock Exchange symbol	“NTEC”

Lock-up agreements	We, our directors and executive officers have agreed with the underwriters that, without the prior written consent of Oppenheimer & Co., subject to certain exceptions, we and our directors and executive officers will not, for a period of 90 days, in either case, following the date of this prospectus supplement, offer or contract to sell any of our ordinary shares. See “Underwriting” on page S-23 of this prospectus supplement.

Unless otherwise indicated, the number of ordinary shares to be outstanding after this offering is based on 13,738,206 ordinary shares outstanding as of August 11, 2017 and excludes:

•	1,200,033 ordinary shares that we have reserved for issuance upon the exercise of outstanding options under our 2015 incentive plan, as of August 11, 2017, at a weighted average exercise price of $4.68 per ordinary share and that expire between 2024 and 2027; 351,252 ordinary shares that we have reserved for issuance upon the exercise of outstanding options under our 2005 incentive plan, as of August 11, 2017, at a weighted average exercise price of NIS 30.28 per ordinary share and that expire between 2018 and 2020; and 8,035 options issued outside of such plans, as of August 11, 2017, with an exercise price of NIS 0.50 per ordinary share and that expire in 2019; and

•	198,812 ordinary shares issuable upon the exercise of outstanding warrants, as of August 11, 2017, with an exercise price of NIS 21.70 per ordinary share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option.

S-2

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether you should invest in our ordinary shares, you should carefully consider the risks and uncertainties described below and discussed under the caption “ITEM 3: Key Information - Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2016, and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks actually occur, our business, business prospects, financial condition and results of operations could be seriously harmed. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, business prospects, financial condition and results of operations. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Forward-Looking Statements.”

Risks Related to this Offering and our Ordinary Shares.

You will experience immediate and substantial dilution in the book value per share of the ordinary shares you purchase and may experience further dilution in the future as a result of equity offerings and other issuances of our ordinary shares or other securities.

Because the price per ordinary share being offered is substantially higher than our net tangible book value per ordinary share, you will suffer substantial dilution in the net tangible book value of any ordinary shares you purchase in this offering. After giving effect to the sale by us of ordinary shares in this offering, based on a public offering price of $4.70 per ordinary share and after deducting the underwriters’ fees and offering expenses payable by us, our pro forma net tangible book value of our ordinary shares would be approximately $68.2 million, or approximately $2.80 per ordinary share, as of June 30, 2017. If you purchase ordinary shares in this offering, you will suffer immediate and substantial dilution of our pro forma net tangible book value of approximately $1.90 per ordinary share. See “Dilution” on page S-20 for a more detailed discussion of the dilution you will incur in connection with this offering.

In addition, as of August 11, 2017, there were outstanding warrants to purchase 198,812 of our ordinary shares and outstanding options to purchase 1,559,320 of our ordinary shares. We expect to issue additional equity awards to compensate employees, and may issue additional shares to raise capital, to pay for services, or for other corporate purposes. Any such issuances will have the effect of diluting the interests of current shareholders. The future issuance of any such additional ordinary shares may create downward pressure on the trading price of our ordinary shares.

Until such time, if ever, as we can generate substantial revenue from the sale of our products, we may finance our cash needs through a combination of equity offerings, debt financings and license and development agreements. To the extent that we raise additional capital through the further sale of equity securities or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder.

We have broad discretion to determine how to use the proceeds raised in this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from this offering to fund our Phase III clinical trial for AP-CDLD, for working capital and for general corporate purposes. Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Sales of a substantial number of shares of our ordinary shares, or the perception that such sales might occur, could adversely affect the trading price of our ordinary shares.

As of August 11, 2017, we had 13,738,206 of our ordinary shares outstanding. If this offering is completed, the number of ordinary shares that we have outstanding will increase. Sales of a substantial number of our ordinary shares, or the perception that such sales might occur, could adversely affect the trading price of our ordinary shares. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

S-3

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, of approximately $46.6 million, or approximately $53.6 million if the underwriters exercise in full their option to purchase additional ordinary shares.

We intend to use the net proceeds from this offering to fund our Phase III clinical trial for AP-CDLD and for working capital and other general corporate purposes.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest those proceeds in accordance with our investment policy, as may be amended from time to time, which currently includes bank deposits carrying interest, bank deposits in foreign currency and investments in bonds issued by the State of Israel and corporate bonds with a minimum of an A rating by Israeli rating agencies.

S-4

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2017:

•	on an actual basis; and

•      on an as-adjusted basis to give effect to the issuance and sale of 10,630,000 ordinary shares by us in this offering at the public offering price of $4.70 per ordinary share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, assuming no exercise of the underwriters’ over-allotment option.

The financial data in the following table should be read in conjunction with “ITEM 5: Operating and Financial Review and Prospects” and “ITEM 3: Key Information—Risk Factors”, each as incorporated by reference from our Annual Report on Form 20-F for the year ended December 31, 2016, our financial statements and the related notes incorporated by reference thereto from our Annual Report on Form 20-F for the year ended December 31, 2016 and our unaudited interim condensed financial statements incorporated by reference from our Current Report on Form 6-K filed on August 9, 2017.

	As of June 30, 2017
	Actual	As-adjusted
	U.S. dollars in thousands

Cash and cash equivalents	$16,062	$62,625
Shareholders’ equity:
Ordinary shares, no par value: 30,000,000 shares authorized (actual and as-adjusted);
13,738,206 shares issued and outstanding (actual) and 24,368,206 shares issued and outstanding (as-adjusted)(1)	$727	$727
Share premium	94,505	141,068
Currency translation differences	(378)	(378)
Accumulated deficit	(73,270)	(73,270)

Total shareholders’ equity	21,584	68,147
Total capitalization	$21,584	$68,147

(1)	The number of ordinary shares outstanding excludes:

•	934,533 ordinary shares that we have reserved for issuance upon the exercise of outstanding options under our 2015 incentive plan, as of June 30, 2017 at a weighted average exercise price of $4.46 per share and that expire between 2026 and 2027; 351,252 ordinary shares that we have reserved for issuance upon the exercise of outstanding options under our 2005 incentive plan, as of June 30, 2017, at a weighted average exercise price of NIS 30.28 per ordinary share and that expire between 2018 and 2020 and 8,035 options issued outside of such plans, as of June 30, 2017, with an exercise price of NIS 0.50 per ordinary share and that expire in 2019, and

•	198,812 ordinary shares issuable upon the exercise of warrants outstanding as of June 30, 2017 with an exercise price of NIS 21.70 per share that expire on September 17, 2017.

S-5

CERTAIN MATERIAL INCOME TAX CONSIDERATIONS

The following is a summary of the material Israeli tax laws applicable to us, and some Israeli Government programs benefiting us. This section also contains a discussion of some Israeli tax consequences to persons owning our ordinary shares. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of this kind of investor include traders in securities or persons that own, directly or indirectly, 10% or more of our outstanding voting capital, all of whom are subject to special tax regimes not covered in this discussion. Some parts of this discussion are based on a new tax legislation which has not been subject to judicial or administrative interpretation. The discussion should not be construed as legal or professional tax advice and does not cover all possible tax considerations.

SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY FOREIGN, STATE OR LOCAL TAXES.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax on their taxable income at the rate of 25% for the 2016 tax year (to be reduced to 24% in 2017 and 23% in 2018 and thereafter). However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Benefited Enterprise, a Preferred Enterprise or as a Preferred Technology Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are subject to tax at the prevailing corporate tax rate.

Law for the Encouragement of Industry (Taxes), 1969

The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident company incorporated in Israel, of which 90% or more of its income in any tax year, other than income from certain government loans, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area”, in accordance with the definition in the section 3a of the Israeli Income Tax Ordinance (New Version) 1961, or the Ordinance. An “Industrial Enterprise” is defined as an enterprise which is held by an Industrial Enterprise whose principal activity in any given tax year is industrial production activity.

The following corporate tax benefits, among others, are available to Industrial Companies:

•	amortization over an eight-year period of the cost of patents and rights to use a patent and know-how that were purchased in good faith and are used for the development or advancement of the Industrial Enterprise, commencing from the tax year where the Industrial Enterprise began to use them;

•	under certain conditions, the right to elect to file consolidated tax returns with Israeli Industrial Companies controlled by it; and

•	expenses related to a public offering are deductible in equal amounts over three years.

We believe that we qualify as an “Industrial Company” within the meaning of the Law for the Encouragement of Industry (Taxes), 1969, or the Industry Encouragement Law. There can be no assurance that we will continue to qualify as an Industrial Company or that the benefits described above will be available to us in the future.

Tax Benefits under the Law for the Encouragement of Capital Investments, 1959

Tax benefits prior to the 2005 Amendment

The Law for the Encouragement of Capital Investments, 1959, generally referred to as the “Investments Law”, provides that a capital investment in eligible facilities may, upon application to the Israeli Authority for Investments and Development of the Industry and Economy (“Investment Center”), be granted the status of an Approved Enterprise. Each certificate of approval for an Approved Enterprise relates to a specific investment program delineated both by its financial scope, including sources of funds, and by its physical characteristics of the facility or other assets, e.g., the equipment to be purchased and utilized pursuant to the program.

The tax benefits under the Investments Law also apply to income generated by a company from the grant of a usage right with respect to know-how developed pursuant to the Approved Enterprise, income generated from royalties, and income derived from a service which is auxiliary to such usage right or royalties, provided that such income is generated within the ordinary course of business of the company investing in the Approved Enterprise.

S-6

If a company has more than one approval or only a portion of its capital investments is approved, its effective tax rate is the result of a weighted average of the applicable rates. The tax benefits under the Investments Law are not, generally, available with respect to income derived from products manufactured outside of Israel. In addition, the tax benefits available to a company investing in an Approved Enterprise are contingent upon the fulfillment of conditions stipulated in the Investments Law and related regulations and the criteria set forth in the specific certificate of approval, as described above. In the event that a company does not meet these conditions, it would be required to refund the amount of tax benefits, plus a consumer price index (“CPI”) linked adjustment and interest, or other monetary penalty.

A company that has an Approved Enterprise program and which qualifies as a foreign investment company (an “FIC”) will be eligible for a three-year extension of tax benefits following the expiration of the seven-year period available. In addition, in the event that the level of foreign ownership in an Approved Enterprise reaches 49% or higher, the corporate tax rate applicable to income earned from the Approved Enterprise is reduced as follows:

% of Foreign Ownership	Tax Rate
49% or more but less than 74%	20%
74% or more but less than 90%	15%
90% or more	10%

Additionally, a company may elect to forgo its entitlements to grants and tax benefits under the grant track and apply for alternative package of tax benefits for a benefits period of between seven and ten years (the “Alternative Track”). Under the Alternative Track, a company’s undistributed income derived from the Approved Enterprise will be exempt from corporate tax for a period of between two and ten years, starting from the first year the company derives taxable income under the Approved Enterprise program. The length of time of this exemption will depend on the geographic location of the Approved Enterprise within Israel. After the exemption period lapses, the company is subject to tax at a reduced corporate tax rate of between 10% to 25% depending on the level of foreign investment in the company in each year, as detailed above, for the remainder of the benefits period.

A company that has elected the Alternative Track and subsequently pays a dividend out of income derived from the Approved Enterprise during the tax exemption period will be subject to corporate tax on the amount which is determined by the distributed amount (grossed up to reflect such pre-tax income that it would have had to earn in order to distribute the dividend) with the effective corporate tax rate which would have been applied had the company not elected the Alternative Track, which is at referred above ranged between 10%-25% depending on the level of foreign investment in the company in each year as explained above. Under the Investments Law, the transfer of funds from the Company to shareholders and other related parties may be deemed to be regarded as a dividend distribution for this purpose in certain circumstances. Dividends paid out of any income derived from an Approved Enterprise are generally subject to withholding tax at source at the reduced rate of 15% or at a lower rate provided under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate), if the dividend is distributed during the tax exemption period or within 12 years thereafter. In the event, however, where the company qualifies as an FIC, there is no such time limitation. Under the Investments Law, a company that has elected the Alternative Track is not obliged to distribute retained profits, and may generally decide from which year’s profits to declare dividends.

The Company is not entitled to an Approved Enterprise status.

Tax benefits under the 2005 Amendment

An amendment to the Investments Law, which effective as of April 1, 2005 ("2005 Amendment"), has changed certain provisions of the Investments Law. An eligible investment program under the 2005 Amendment qualifies for benefits as a “Benefited Enterprise”. According to the 2005 Amendment, only Approved Enterprises receiving cash grants require the prior approval of the Investment Center. Rather, a company may claim the tax benefits offered by the Investment Law directly in its tax returns, provided that its facilities meet the criteria for tax benefits set forth in the 2005 Amendment. A company that has a Benefited Enterprise may, at its discretion, approach the Israel Tax Authority for a pre-ruling confirming that it is in compliance with the provisions of the Investment Law.

S-7

The duration of the tax benefits described herein is limited to the earlier of seven or ten years (depending on the geographic location of the Benefited Enterprise within Israel) from the Commencement Year (as described below) or 12 years from the first day of the year of election. Commencement Year is defined as the later of the first tax year in which a company had derived liable income for tax purposes from the Benefited Enterprise, or the year of election which is the year in which a company requested to have the tax benefits apply to the Benefited Enterprise. The tax benefits granted to a Benefited Enterprise are determined, depending on the geographic location of the Benefited Enterprise within Israel, according to one of the following, which may be applicable to us:

(i) Similar to the currently available Alternative Track, exemption from corporate tax may be available on undistributed income for a period of two to ten years, depending on the geographic location of the Benefited Enterprise within Israel, and a reduced corporate tax rate of 10% to 25% for the remainder of the benefits period, depending on the level of foreign investment in each year. If the company pays a dividend out of income derived from the Benefited Enterprise during the tax exemption period, such income will be subject to deferred corporate tax with respect to the amount distributed (grossed up to reflect such pre-tax income that it would have had to earn in order to distribute the dividend) at the corporate tax rate which would have otherwise been applied. The company is required to withhold tax on such distribution at a rate of 15%, or such lower rate may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate); or

(ii) A special track which enables companies owning facilities in certain geographical locations in Israel to pay corporate tax at a flat rate of 11.5% on income the Benefited Enterprise (the “Ireland Track”). The benefits period is for ten years. Upon payment of dividends, the company is required to withhold tax on such dividend at a rate of 15% for Israeli residents and at a rate of 4% for foreign residents.

Under the Investments Law, we may be entitled to tax benefits, by virtue of our status as a “Benefited Enterprise”, which was awarded to us in October 2007 in a tax ruling. According to the tax ruling we received the status of a plant under establishment in Development Area A in a tax-exempt track, subject to compliance with the applicable requirements of the Investment Law. We chose 2012 as our election year. As of December 31, 2016, we had not yet generated operating income that will allow us to benefit from the tax benefits under the Investment Law. The tax benefits under the Investment Law will apply for a period of up to ten years from the first year in which taxable income will be generated and are scheduled to expire at the end of 2023.

In order to remain eligible for the tax benefits of a Benefited Enterprise, we must continue to meet certain conditions stipulated in the Investment Law and its regulations, as amended. In addition, in order to remain eligible for the tax benefits available to the Benefited Enterprise, we must also comply with the conditions set forth in the tax ruling. These conditions include, among other things, that the production, directly or through subcontractors, of all our products should be performed within certain regions of Israel. If we do not meet these requirements, the tax benefits would be reduced or canceled.

Tax benefits under the 2011 Amendment

On December 29, 2010, the Israeli Parliament approved amendment 68 to the Investments Law (the “2011 Amendment”). The 2011 Amendment significantly revised the tax incentive regime in Israel and commenced on January, 1 2011.

 The 2011 Amendment introduced a new status of “Preferred Enterprise”, replacing the existed status of “Benefited Enterprise” and introduced new benefits for income generated by a “Preferred Company” through its Preferred Enterprise. A Preferred Company is an industrial company meeting certain conditions (including a minimum threshold of 25% export). However, under the 2011 Amendment the requirement for a minimum investment in productive assets in order to be eligible for the benefits granted under the Investments Law as with respect to “Benefited Enterprise” was cancelled.

A Preferred Company is entitled to a reduced flat tax rate with respect to the income attributed to the Preferred Enterprise, at the following rates:

Tax Year	Development Region “A”	Other Areas within Israel
2011-2012	10%	15%
2013	7%	12.5%
2014	9%	16%
2017 onwards*	7.5%	16%

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* In December 2016, the Israeli Parliament (the Knesset) approved an amendment to the Investments Law pursuant to which the tax rate applicable to Preferred Enterprises in Development Region "A" would be reduced to 7.5% as of January 1, 2017.

The classification of income generated from the provision of usage rights in know-how or software that were developed in the Preferred Enterprise, as well as royalty income received with respect to such usage, as Preferred Enterprise income is subject to the issuance if a pre-ruling from the Israel Tax Authority stipulates that such income is associated with the productive activity of the Preferred Enterprise in Israel.

In addition, the 2011 Amendment introduced a new status of “Special Preferred Company”, which is an Industrial company meeting, in addition to the conditions prescribed for “Preferred Company,”, certain additional conditions (including that the annual Preferred Enterprise income is at least NIS 1.5 billion in 2016, and NIS 1 billion in 2017 and thereafter). The tax rate applicable for a period of 10 years to income generated by such an enterprise will be reduced to 5%, if located in Development Region “A”, or to 8%, if located in other area within the State of Israel.

Dividends distributed from income which is attributed to a “Preferred Enterprise” or a “Special Preferred Enterprise” will be subject to withholding tax at source at the following rates: (i) Israeli resident corporations – 0% (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, withholding tax at a rate of 20% or such lower rate as may be provided in an applicable tax treaty will apply, subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate), (ii) Israeli resident individuals – 20% (iii) non-Israeli residents - 20%, subject to a reduced tax rate under the provisions of an applicable double tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate).

The 2011 Amendment also revised the grant track to apply only to the approved programs located in Development Region “A” and shall provide not only cash grants (as prior to the 2011 Amendment) but also the granting of loans. The rates for grants and loans shall not be fixed but up to 20% of the amount of the approved investment (may be increased with additional 4%). In addition, a company owning a Preferred Enterprise under the grant track may be entitled also to the tax benefits which are prescribed for a Preferred Enterprise.

The provisions of the 2011 Amendment shall not apply to existing “Benefited Enterprises” or “Approved Enterprises”, which will continue to be entitled to the tax benefits under the Investment Law, as has been in effect prior to the 2011 Amendment, unless the company owning such enterprises had made an election to apply the provisions of the 2011 Amendment (such election cannot be later rescinded) as provided in the 2011 Amendment’s transitional provisions, which is to be filed with the Israel Tax Authority, not later than the date prescribed for the filing of the company’s annual tax return for the respective year.

We have examined the possible effect, if any, of the provisions of the 2011 Amendment on our financial statements and have decided, at this time, not to apply for the new benefits under the 2011 Amendment.

New Tax benefits under the 2017 Amendment that became effective on January 1, 2017.

Amendment 73 was enacted as part of the Economic Efficiency Law that was published on December 29, 2016, and is effective as of January 1, 2017 (“2017 Amendment”). The 2017 Amendment provides new tax benefits for two types of “Preferred Technology Enterprises”, as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

The 2017 Amendment will apply to "Preferred Technological Enterprises that meet certain conditions and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technology Income”, as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technology Enterprise located in Development Region “A”. These corporate tax rates shall apply only with respect to the portion of intellectual property developed in Israel. In addition, a Preferred Technology Enterprise will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, subject to approval from the National Authority for Technological Innovation (referred to as NATI).

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The 2017 Amendment further provides that a technology company satisfying certain conditions will qualify as a “Special Preferred Technology Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technology Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technology Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by an Israeli company or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from NATI. A Special Preferred Technology Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for the benefits provided to the Special Preferred Technology Enterprise for at least ten years, subject to certain approvals as specified in the Investment Law.

Dividends distributed by a Preferred Technology Enterprise or a Special Preferred Technology Enterprise, paid out of Preferred Technology Income, are subject to withholding tax at source at the rate of 20%, and if distributed to a foreign parent company holding at least 90% of the shares of the distributing company, and other conditions are met, the withholding tax rate will be 4%.

We are examining the impact of the 2017 Amendment and the degree to which we will qualify as a Preferred Technology Enterprise or Special Preferred Technology Enterprise, and the amount of Preferred Technology Income that we may have, or other benefits that we may receive from the 2017 Amendment.

Taxation of the Company Shareholders

Capital Gains

Capital gain tax is imposed on the disposal of capital assets by an Israeli resident, and on the disposal of such assets by a non-Israel resident if those assets are either (i) located in Israel, (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless a tax treaty between Israel and the seller’s country of residence provides otherwise. The Ordinance distinguishes between “Real Capital Gain” and the “Inflationary Surplus”. Real Capital Gain is the excess of the total capital gain over Inflationary Surplus computed generally on the basis of the increase in the CPI between the date of purchase and the date of disposal.

Generally, the capital gain accrued by individuals on the sale of our ordinary shares will be taxed at the rate of 25%. However, if the individual shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s means of control) at the time of sale or at any time during the preceding twelve (12) months period, such gain will be taxed at the rate of 30%.

The Real Capital Gain derived by corporations will be generally subject to the ordinary corporate tax (25% in 2016, to be reduced to 24% in 2017 and 23% in 2018 and thereafter).

Individual and corporate shareholder dealing in securities in Israel are taxed at the tax rates applicable to business income – 25% for corporations in 2016 (to be reduced to 24% in 2017 and 23% in 2018 and thereafter) and a marginal tax rate of up to 48% in 2016 and 47% in 2017 and thereafter for individuals. Notwithstanding the foregoing, capital gain derived from the sale of our ordinary shares by a non-Israeli shareholder may be exempt under the Ordinance from Israeli taxation provided that the following cumulative conditions are met: (i) the shares were purchased upon or after the registration of the securities on the stock exchange (this condition shall not apply to shares purchased on or after January 1, 2009), (ii) the seller does not have a permanent establishment in Israel to which the derived capital gain is attributed. Non-Israeli corporations will not be entitled to the foregoing exemptions if (i) an Israeli resident has a controlling interest, directly or indirectly, alone or together with another (i.e., together with a relative, or together with someone who is not a relative but with whom, according to an agreement, there is regular cooperation in material matters of the company, directly or indirectly), or together with another Israeli resident, exceed 25% in one or more of the means of control in such non-Israeli resident corporation or (ii) Israeli residents are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli resident corporation, whether directly or indirectly. Such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

In addition, the sale of shares may be exempt from Israeli capital gain tax under the provisions of an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for an exemption).

For example, the U.S.-Israel Double Tax Treaty exempts U.S. resident from Israeli capital gain tax in connection with such sale, provided (i) the U.S. resident owned, directly or indirectly, less than 10% of an Israeli resident company’s voting power at any time within the 12 month period preceding such sale; (ii) the seller, being an individual, is present in Israel for a period or periods of less than 183 days in the aggregate at the taxable year; (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident maintains in Israel; and (iv) the shareholder is a U.S. resident (for purposes of the U.S.-Israel Treaty) is holding the shares as a capital asset.

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In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israel Tax Authority may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the Israel Tax Authority to confirm their status as non-Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

Dividends

Distribution of dividends from income attributed to a Preferred Enterprise is generally subject to a tax at a rate of 20%. However, if such dividends are distributed to an Israeli company, no tax is imposed (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, withholding tax at a rate of 20%, or such lower rate as may be provided in an applicable tax treaty will apply subject to a recipient in advance of a valid certificate from the Israel tax Authority allowing for a reduced tax rate).

A distribution of dividends from income, which is not attributed to an Approved Enterprise/Benefited Enterprise/Preferred Enterprise/ Preferred Technology Enterprises to an Israeli resident individual, will generally be subject to income tax at a rate of 25%. However, a 30% tax rate will apply if the dividend recipient is a “Controlling Shareholder” (as defined above) at the time of distribution or at any time during the preceding 12 months period. If the recipient of the dividend is an Israeli resident corporation, such dividend will not be subject to income tax provided the income from which such dividend is distributed was derived or accrued within Israel.

The Ordinance generally provides that a non-Israeli resident (either individual or corporation) is subject to an Israeli income tax on the receipt of dividends at the rate of 25% (30% if the dividends recipient is a “Controlling Shareholder” (as defined above), at the time of distribution or at any time during the preceding 12 months period). Payors of dividends on our shares, including the Israeli stockbroker effectuating the transaction, or the financial institution through which the securities are held, are generally required, subject to any of the foregoing exemption, reduced tax rates and the demonstration of a shareholder of his, her or its foreign residency, to withhold taxes upon the distribution of dividends at a rate of 25% (whether the recipient is a "Controlling Shareholder" or not) provided that the shares are registered with a Nominee Company (for corporations and individuals), unless a reduced tax rate under the provisions of an applicable double tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate).

Dividends paid out of income attributed to a an Approved Enterprise or to a Benefited Enterprise are generally subject to withholding tax at source at the rate of 15% or such lower rate as may be provided in an applicable tax treaty.

For example, under the U.S.-Israel Double Tax Treaty the following rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident (for purposes of the U.S.-Israel Treaty): (i) with regard to a dividend distributed from income which is not attributed to an Approved Enterprise/ Benefited Enterprise/ Preferred Enterprise, if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding shares of the voting stock of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain type of interest or dividends – the maximum tax rate of withholding is 12.5% if a certificate for a reduced withholding tax rate would be provided in advance from the Israel Tax Authority, (ii) with regard to a dividend distributed from income derived from an Approved Enterprise under the Investments Law, if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding shares of the voting stock of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain type of interest or dividends, the tax rate of withholding 15% will be applicable if a certificate for a reduced withholding tax rate would be provided in advance from the Israel Tax Authority, and (iii) in all other cases, the tax rate is 25%, or the domestic rate (if such is lower). The aforementioned rates under the Israel U.S. Double Tax Treaty will not apply if the dividend income was derived through a permanent establishment of the U.S. resident in Israel.

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If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise or Preferred Enterprise, and partly from other sources of income, the income tax rate will be a blended rate reflecting the relative portions of the types of income.

A non-Israeli resident who receives dividend income derived from or accrued from Israel, from which the full amount of tax was withheld at source, is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, and (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed.

Excess Tax

Individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 2% in 2016 (to be increased to 3% in 2017 and thereafter) on annual income exceeding a certain threshold which is linked to the annual change in the Israeli consumer price index, of NIS 803,520 for 2016 (and to be decreased to NIS 640,000 for 2017), including, but not limited to income derived from dividends, interest and capital gains.

Foreign Exchange Regulations

Non-residents of Israel who hold our ordinary shares are able to receive any dividends, and any amounts payable upon the dissolution, liquidation and winding up of our affairs, repayable in non-Israeli currency at the rate of exchange prevailing at the time of conversion. However, Israeli income tax is generally required to have been paid or withheld on these amounts. In addition, the statutory framework for the potential imposition of currency exchange control has not been eliminated, and may be restored at any time by administrative action.

Estate and gift tax

Israeli law presently does not impose estate or gift taxes.

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Certain Material U.S. Federal Income Tax Consequences

The following is a general summary of what we believe to be certain material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our ordinary shares by U.S. Investors (as defined below) that hold such ordinary shares as capital assets. This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, the regulations of the U.S. Department of the Treasury issued pursuant to the Code, or the Treasury Regulations, the income tax treaty between the United States and Israel (the “U.S.-Israel Tax Treaty”), and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This summary is for general information purposes only, it does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Investor as a result of the purchase, ownership, and disposition of our ordinary shares, and it does not constitute tax advice. This summary does not address all of the tax considerations that may be relevant to specific U.S. Investors in light of their particular circumstances or to U.S. Investors subject to special treatment under U.S. federal income tax law (including, without limitation, banks, financial institutions, insurance companies, tax-exempt entities, retirement plans, tax-deferred accounts, regulated investment companies, “S corporations,” grantor trusts, partnerships, dealers or traders in securities or currencies, brokers, real estate investment trusts, certain former citizens or residents of the United States, persons who acquire our ordinary shares as part of a straddle, hedge, conversion transaction or other integrated investment, persons subject to the alternative minimum tax, persons who acquire our ordinary shares through the exercise or cancellation of employee stock options or otherwise as compensation for their services, persons that have a “functional currency” other than the U.S. dollar, persons that own (or are deemed to own, indirectly or by attribution) 10% or more of our ordinary shares, or persons that mark their securities to market for U.S. federal income tax purposes). This summary does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, generation skipping or alternative minimum tax considerations or any U.S. federal tax consequences other than U.S. federal income tax consequences.

As used in this summary, the term “U.S. Investor” means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or that has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

If an entity treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the tax treatment of such partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of its ordinary shares.

Prospective investors should be aware that this summary does not address the tax consequences to investors who are not U.S. Investors. Prospective investors should consult their own tax advisors as to the particular tax considerations applicable to them relating to the purchase, ownership and disposition of their ordinary shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Taxation of U.S. Investors

The discussions under “— Distributions” and under “— Sale, Exchange or Other Disposition of Ordinary Shares” below assumes that we will not be treated as a Passive Foreign Investment Company, or PFIC, for U.S. federal income tax purposes. We believe that we were classified as a PFIC for 2015, and we expect to be classified as a PFIC in 2016 and 2017. For a discussion of the rules that would apply if we are treated as a PFIC, see the discussion under “— Passive Foreign Investment Company.”

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Distributions. We have no current plans to pay dividends. To the extent we pay any dividends, a U.S. Investor will be required to include in gross income as a taxable dividend (without reduction for any Israeli tax withheld from such distribution) the amount of any distributions made on the ordinary shares to the extent that those distributions are paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distributions in excess of our earnings and profits will be applied against and will reduce (but not below zero) the U.S. Investor’s tax basis in its ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by the U.S. Investor on a subsequent disposition of the ordinary shares), and, to the extent they exceed that tax basis, will be treated as gain from the sale or exchange of those ordinary shares. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Investor should expect that the entire amount of any distribution generally may be treated as dividend income.

If we were to pay dividends, we expect to pay such dividends in NIS. A dividend paid in NIS, including the amount of any Israeli taxes withheld, will be includible in a U.S. Investor’s income as a U.S. dollar amount calculated by reference to the exchange rate in effect on the date such dividend is received, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted to U.S. dollars on the date of receipt, a U.S. Investor generally will not recognize a foreign currency gain or loss. However, if the U.S. Investor converts the NIS into U.S. dollars on a later date, the U.S. Investor must include, in computing its income, any gain or loss resulting from any exchange rate fluctuations. The gain or loss will be equal to the difference between (i) the U.S. dollar value of the amount included in income when the dividend was received and (ii) the amount received on the conversion of the NIS into U.S. dollars. Such gain or loss will generally be ordinary income or loss and United States source for U.S. foreign tax credit purposes. U.S. Investors should consult their own tax advisors regarding the tax consequences to them if we pay dividends in NIS or any other non-U.S. currency.

Subject to certain significant conditions and limitations, including potential limitations under the U.S.-Israel Tax Treaty, any Israeli income taxes paid on or withheld from distributions from us and not refundable to a U.S. Investor may be credited against the investor’s U.S. federal income tax liability or, alternatively, may be deducted from the investor’s taxable income. The election to deduct, rather than credit, foreign taxes, is made on a year-by-year basis and applies to all foreign taxes paid by a U.S. Investor or withheld from a U.S. Investor that year. Dividends paid on the ordinary shares generally will constitute income from sources outside the United States, which may be relevant in calculating a U.S. Investor’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends paid on our ordinary shares should generally be categorized as “passive category income” or, in the case of some U.S. Investors, as “general category income” for U.S. foreign tax credit purposes.

Because the rules governing foreign tax credits are complex, U.S. Investors should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.

Dividends paid on the ordinary shares will not be eligible for the “dividends-received” deduction generally allowed to corporate U.S. Investors with respect to dividends received from U.S. corporations.

Certain distributions treated as dividends that are received by an individual U.S. Investor from “qualified foreign corporations” generally qualify for a 20% reduced maximum tax rate so long as certain holding period and other requirements are met. A non-U.S. corporation (other than a corporation that is treated as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. Dividends paid by us in a taxable year in which we are not a PFIC and with respect to which we were not a PFIC in the preceding taxable year are expected to be eligible for the 20% reduced maximum tax rate, although we can offer no assurances in this regard. However, any dividend paid by us in a taxable year in which we are a PFIC or were a PFIC in the preceding taxable year will be subject to tax at regular ordinary income rates (along with any applicable additional PFIC tax liability, as discussed below). As noted above, we expect to be classified as a PFIC for 2016 and 2017. In addition, a non-corporate U.S. Investor will not be eligible for reduced U.S. federal income tax rate with respect to dividend distributions on ordinary shares if (a) such U.S. Investor has not held the ordinary shares for at least 61 days during the 121-day period starting on the date which is 60 days before, and ending 60 days after the ex-dividend date, (b) to the extent the U.S. Investor is under an obligation to make related payments on substantially similar or related property or (c) with respect to any portion of a dividend that is taken into account by the U.S. Investor as investment income under Section 163(d)(4)(B) of the Code. Any days during which the U.S. Investor has diminished its risk of loss with respect to ordinary shares (for example, by holding an option to sell the ordinary shares) are not counted towards meeting the 61-day holding period. Non-corporate U.S. Investors should consult their own tax advisors concerning whether dividends received by them qualify for the reduced rate of tax.

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The additional 3.8% net investment income tax (described below) may apply to dividends received by certain U.S. Investors who meet the modified adjusted gross income thresholds.

Sale, Exchange or Other Disposition of Ordinary Shares. Subject to the discussion under “— Passive Foreign Investment Company” below, a U.S. Investor generally will recognize capital gain or loss upon the sale, exchange or other disposition of our ordinary shares in an amount equal to the difference between the amount realized on the sale, exchange or other disposition and the U.S. Investor’s adjusted tax basis in such ordinary shares. The adjusted tax basis in an ordinary share generally will be equal to the cost basis of such ordinary share. This capital gain or loss will be long-term capital gain or loss if the U.S. Investor’s holding period in our ordinary shares exceeds one year. Preferential tax rates for long-term capital gain (currently, with a maximum rate of 20%) will apply to individual U.S. Investors. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for U.S. foreign tax credit purposes, possibly subject to certain exceptions under the U.S.-Israel Tax Treaty. Additionally, certain losses may be treated as foreign source to the extent certain dividends were received by the U.S. Investor within the 24-month period preceding the date on which the U.S. Investor recognized the loss. The additional 3.8% net investment income tax (described below) may apply to gains recognized upon the sale, exchange or other taxable disposition of our ordinary shares by certain U.S. Investors who meet the modified adjusted gross income thresholds.

U.S. Investors should consult their own tax advisors regarding the U.S. federal income tax consequences of receiving currency other than dollars upon the disposition of their ordinary shares.

Passive Foreign Investment Company

In general, a corporation organized outside the United States will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of its gross income is “passive income” or (ii) on average at least 50% of its assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. Assets that produce or are held for the production of passive income include, among other things, cash, even if held as working capital or raised in a public offering, marketable securities and other assets that may produce passive income. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

A foreign corporation’s PFIC status is an annual determination that is based on tests that are factual in nature and our status for any year will depend on our income, assets, and activities for such year, including, without limitation, how quickly we use the cash proceeds from our initial public offering in the United States in our business. In addition, because the value of our gross assets may be determined in part by reference to our market capitalization, a decline in the value of our ordinary shares may result in our becoming a PFIC. We expect to be classified as a PFIC for 2016 and 2017. Because the PFIC determination is highly fact intensive, there can be no assurance that we will not be a PFIC in any subsequent year.

U.S. Investors should be aware of certain tax consequences of investing directly or indirectly in us if we are a PFIC. A U.S. Investor is subject to different rules depending on whether the U.S. Investor makes an election to treat us as a “qualified electing fund,” known as a QEF election, makes a “mark-to-market” election with respect to the ordinary shares, or makes neither election. An election to treat us as a QEF will not be available if we do not provide the information necessary to make such an election. Upon request, we will provide U.S. Investors with the information necessary to make a QEF election.

QEF Election. One way in which certain of the adverse consequences of PFIC status can be mitigated is for a U.S. Investor to make a QEF election. In addition, as discussed below, a mark-to-market election that may alleviate some of the adverse consequences of PFIC status may also be available to a U.S. Investor.

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A U.S. Investor who makes a timely QEF election, referred to as an “Electing U.S. Investor,” with respect to us must report for U.S. federal income tax purposes his, her, or its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing U.S. Investor. The “net capital gain” of a PFIC is the excess, if any, of the PFIC’s net long-term capital gains over its net short-term capital losses. The amount so included in income generally will be treated as ordinary income to the extent of such Electing U.S. Investor’s allocable share of the PFIC’s ordinary earnings and as long-term capital gain to the extent of such Electing U.S. Investor’s allocable share of the PFIC’s net capital gains. Such Electing U.S. Investor generally will be required to translate such income into U.S. dollars based on the average exchange rate for the PFIC’s taxable year with respect to the PFIC’s functional currency. Such income generally will be treated as income from sources outside the United States for U.S. foreign tax credit purposes. Amounts previously included in income by such Electing U.S. Investor under the QEF rules generally will not be subject to tax when they are distributed to such Electing U.S. Investor. The Electing U.S. Investor’s tax basis in our ordinary shares generally will increase by any amounts so included under the QEF rules and decrease by any amounts not included in income when distributed.

An Electing U.S. Investor will be subject to U.S. federal income tax on such amounts for each taxable year in which we are a PFIC, regardless of whether such amounts are actually distributed to such Electing U.S. Investor. However, an Electing U.S. Investor may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If an Electing U.S. Investor is an individual, any such interest will be treated as non-deductible “personal interest.”

Any net operating losses or net capital losses of a PFIC will not pass through to the Electing U.S. Investor and will not offset any ordinary earnings or net capital gain of a PFIC recognized by the Electing U.S. Investor in subsequent years.

So long as an Electing U.S. Investor’s QEF election with respect to us is in effect with respect to the entire holding period for our ordinary shares, any gain or loss recognized by such Electing U.S. Investor on the sale, exchange or other disposition of such shares generally will be long-term capital gain or loss if such Electing U.S. Investor has held such shares for more than one year at the time of such sale, exchange or other disposition. Preferential tax rates for long-term capital gain (described above) will apply to individual U.S. Investors. The deductibility of capital losses is subject to limitations.

The QEF election must be made on or before the due date of the U.S Investor’s federal tax return for the taxable year for which the election is made. A U.S. Investor makes a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. A QEF election will not be available if we do not provide the information necessary to make such an election. Upon request, we will annually furnish U.S. Investors with information needed in order to complete IRS Form 8621 (which form would be required to be filed with the IRS on an annual basis by the U.S. Investor) and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC.

A QEF election will not apply to any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. If a U.S. Investor owns PFIC stock indirectly through another PFIC, separate QEF elections must be made for the PFIC in which the U.S. Investor is a direct shareholder and the subsidiary PFIC in order for the QEF rules to apply to both PFICs.

Each U.S. Investor is encouraged to consult its own tax advisor with respect to tax consequences of an QEF election with respect to us. Each U.S. Investor should also consult its own tax adviser with respect to the applicability of the 3.8% net investment income tax (discussed below) where a QEF election is in effect.

Mark-to-Market Election. Alternatively, if our ordinary shares are treated as “marketable stock,” a U.S. Investor would be allowed to make a “mark-to-market” election with respect to our ordinary shares, provided the U.S. Investor completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Investor generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of our ordinary shares at the end of the taxable year over such holder’s adjusted tax basis in such ordinary shares. Thus, the U.S. Investor may recognize taxable income without receiving any cash to pay its tax liability with respect to such income. The U.S. Investor would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Investor’s adjusted tax basis in our ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Investor’s tax basis in our ordinary shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our ordinary shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of our ordinary shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Investor, and any loss in excess of such amount will be treated as capital loss. Amounts treated as ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains.

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Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. A class of stock is regularly traded on an exchange during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. To be marketable stock, our ordinary shares must be regularly traded on a qualifying exchange (i) in the United States that is registered with the SEC or a national market system established pursuant to the Exchange Act or (ii) outside the United States that is properly regulated and meets certain trading, listing, financial disclosure and other requirements. Our ordinary shares are expected to constitute “marketable stock” as long as they remain listed on the NASDAQ Capital Market and are regularly traded.

A mark-to-market election will not apply to our ordinary shares held by a U.S. Investor for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. The election will not remain in effect if the ordinary shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. A mark-to- market election will not apply to any PFIC subsidiary that we own. Each U.S. Investor is encouraged to consult its own tax advisor with respect to the availability and tax consequences of a mark-to-market election with respect to our ordinary shares.

Each U.S. investor should consult its own tax adviser with respect to the applicability of the “net investment income tax” (discussed below) where a mark-to-market election is in effect.

Default PFIC Rules. A U.S. Investor who does not make a timely QEF election or a mark-to-market election, referred to in this disclosure as a “Non-Electing U.S. Investor,” will be subject to special rules with respect to (i) any “excess distribution” (generally, the portion of any distributions received by the Non-Electing U.S. Investor on the ordinary shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing U.S. Investor in the three preceding taxable years, or, if shorter, the Non-Electing U.S. Investor’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition of such ordinary shares. Under these rules:

•         the excess distribution or gain would be allocated ratably over the Non-Electing U.S. Investor’s holding period for such ordinary shares;

•         the amount allocated to the current taxable year and any year prior to us becoming a PFIC would be taxed as ordinary income; and

•         the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

If a Non-Electing U.S. Investor who is an individual dies while owning our ordinary shares, the Non-Electing U.S. Investor’s successor would be ineligible to receive a step-up in tax basis of such ordinary shares. Non-Electing U.S. Investors should consult their tax advisors regarding the application of the “net investment income tax” (described below) to their specific situation.

To the extent a distribution on our ordinary shares does not constitute an excess distribution to a Non-Electing U.S. Investor, such Non- Electing U.S. Investor generally will be required to include the amount of such distribution in gross income as a dividend to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that are not allocated to excess distributions. The tax consequences of such distributions are discussed above under “— Taxation of U.S. Investors — Distributions.” Each U.S. Investor is encouraged to consult its own tax advisor with respect to the appropriate U.S. federal income tax treatment of any distribution on our ordinary shares.

If we are treated as a PFIC for any taxable year during the holding period of a Non-Electing U.S. Investor, we will continue to be treated as a PFIC for all succeeding years during which the Non-Electing U.S. Investor is treated as a direct or indirect Non-Electing U.S. Investor even if we are not a PFIC for such years. A U.S. Investor is encouraged to consult its tax advisor with respect to any available elections that may be applicable in such a situation, including the “deemed sale” election of Section 1298(b)(1) of the Code (which will be taxed under the adverse tax rules described above).

S-17

We may invest in the equity of foreign corporations that are PFICs or may own subsidiaries that own PFICs. If we are classified as a PFIC, under attribution rules U.S. Investors will be subject to the PFIC rules with respect to their indirect ownership interests in such PFICs, such that a disposition of the ordinary shares of the PFIC or receipt by us of a distribution from the PFIC generally will be treated as a deemed disposition of such ordinary shares or the deemed receipt of such distribution by the U.S. Investor, subject to taxation under the PFIC rules. There can be no assurance that a U.S. Investor will be able to make a QEF election with respect to PFICs in which we invest, and a U.S. Investor may not make a mark-to-market election with respect to a PFIC in which we invest. Each U.S. Investor is encouraged to consult its own tax advisor with respect to tax consequences of an investment by us in a corporation that is a PFIC.

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Investor that had not made a timely QEF election to recognize gain upon certain transfers of our ordinary shares that would otherwise not be subject to U.S. federal income tax (e.g., gifts and exchanges pursuant to corporate reorganizations).

The U.S. federal income tax rules relating to PFICs, QEF elections, and mark-to market elections are complex. U.S. Investors are urged to consult their own tax advisors with respect to the purchase, ownership and disposition of our ordinary shares, any elections available with respect to such ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of our ordinary shares.

Certain Reporting Requirements

Certain U.S. Investors are required to file IRS Form 926, Return by U.S. Transferor of Property to a Foreign Corporation, and certain U.S. Investors may be required to file IRS Form 5471, Information Return of U.S. Persons With Respect to Certain Foreign Corporations, reporting transfers of cash or other property to us and information relating to the U.S. Investor and us. Substantial penalties may be imposed upon a U.S. Investor that fails to comply.

In any year in which we are classified as a PFIC, a U.S. Investor will be required to file IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund).

In addition, recently enacted legislation requires certain U.S. Investors to report information on IRS Form 8938 with respect to their investments in certain “foreign financial assets,” which would include an investment in our ordinary shares, to the IRS.

Investors who fail to report required information could become subject to substantial civil and criminal penalties. U.S. Investors should consult their tax advisors regarding the possible implications of these reporting requirements on their investment in our ordinary shares.

Disclosure of Reportable Transactions

If a U.S. Investor sells or disposes of the ordinary shares at a loss or otherwise incurs certain losses that meet certain thresholds, such U.S. Investor may be required to file a disclosure statement with the IRS. Failure to comply with these and other reporting requirements could result in the imposition of significant penalties.

Backup Withholding Tax and Information Reporting Requirements

Generally, information reporting requirements will apply to distributions on our ordinary shares or proceeds on the disposition of our ordinary shares paid within the United States (and, in certain cases, outside the United States) to U.S. Investors other than certain exempt recipients, such as corporations. Furthermore, backup withholding (currently at 28%) may apply to such amounts if the U.S. Investor fails to (i) provide a correct taxpayer identification number, (ii) report interest and dividends required to be shown on its U.S. federal income tax return, or (iii) make other appropriate certifications in the required manner. U.S. Investors who are required to establish their exempt status generally must provide such certification on IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding from a payment may be credited against a U.S. Investor’s U.S. federal income tax liability and such U.S. Investor may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

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Medicare Tax on Investment Income

Certain U.S. persons, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax, or “net investment income tax,” on unearned income. For individuals, the additional net investment income tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. Investors are urged to consult their own tax advisors regarding the implications of the additional net investment income tax resulting from their ownership and disposition of our ordinary shares.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

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DILUTION

If you invest in our ordinary shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per ordinary share and the net tangible book value per ordinary share after this offering. Net tangible book value per ordinary share was calculated by:

•	subtracting our liabilities from our tangible assets; and

•	dividing the difference by the number of ordinary shares outstanding.

Our net tangible book value at June 30, 2017 was $21.60 million, or $1.57 per ordinary share, based on our ordinary shares outstanding. After giving effect to the issuance and sale of all the ordinary shares in this offering at the combined public offering price of $4.70 per ordinary share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value on an adjusted basis as of June 30, 2017 would have been approximately $68.20 million, or $2.80 per ordinary share. This amount represents an immediate increase in the net tangible book value of $1.23 per ordinary share to our existing shareholders and an immediate decrease in net tangible book value of $1.90 per ordinary share to new investors purchasing ordinary shares in this offering. We determine dilution by subtracting the net tangible book value per share after this offering from the amount of cash that a new investor paid for an ordinary share.

The following table illustrates this dilution on a per share basis:

Public offering price per ordinary share		$4.70
Net tangible book value per ordinary share as of June 30, 2017	$1.57
Increase in net tangible book value per ordinary share attributable to this offering	1.23
As-adjusted net tangible book value per ordinary share as of June 30, 2017, after giving effect to this offering		2.80
Dilution per ordinary share to new investors in this offering		$1.90

If the underwriters exercise their option to purchase additional ordinary shares in full in this offering, the as-adjusted net tangible book value after the offering would be $2.90 per share, the increase in net tangible book value per share to existing shareholders would be $1.33 and the dilution in net tangible book value per share to new investors in this offering would be $1.80 per share, in each case based on the public offering price of $4.70 per ordinary share.

The foregoing discussion and table excludes:

•	934,533 ordinary shares that we have reserved for issuance upon the exercise of outstanding options under our 2015 incentive plan, as of June 30, 2017 at a weighted average exercise price of $4.46 per ordinary share and that expire between 2026 and 2027; 351,252 ordinary shares that we have reserved for issuance upon the exercise of outstanding options under our 2005 incentive plan, as of June 30, 2017, at a weighted average exercise price of NIS 30.28 per ordinary share and that expire between 2018 and 2020; and 8,035 options issued outside of such plans, as of June 30, 2017, with an exercise price of NIS 0.50 per ordinary share and that expire in 2019, and

•	198,812 ordinary shares issuable upon the exercise of warrants outstanding as of June 30, 2017 with an exercise price of NIS 21.70 per share that expire on September 17, 2017.

To the extent that outstanding options or warrants outstanding as of June 30, 2017 have been or may be exercised or other shares are issued, investors purchasing our ordinary shares in this offering may experience further dilution.

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DIVIDEND POLICY

We have never declared or paid cash dividends to our shareholders. Currently we do not intend to pay cash dividends. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, applicable Israeli law and other factors our board of directors may deem relevant. Accordingly, we have not appointed any paying agent. In addition, the distribution of dividends is limited by the Companies Law, which permits the distribution of dividends only out of distributable profits.

PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares have been listed on the Nasdaq Capital Market under the symbol “NTEC” since August 4, 2015. Prior to that date, there was no public trading market for our ordinary shares in the United States. The following table sets forth, for the periods indicated, the high and low sales prices per ordinary share as reported on the NASDAQ Capital Market:

	Low	High
Annual Information:	U.S $
2017 (until August 15, 2017)	4.20	5.99
2016	3.03	6.36
2015 (commencing as of August 4, 2015)	5.25	6.19
Quarterly Information
Third Quarter 2017 (until August 15, 2017)	4.80	5.80
Second Quarter 2017	4.95	5.99
First Quarter 2017	4.20	5.70
Fourth Quarter 2016	4.45	6.10
Third Quarter 2016	4.14	6.36
Second Quarter 2016	3.03	4.91
First Quarter 2016	3.05	5.21
Fourth Quarter 2015	5.25	6.15
Third Quarter 2015	5.26	6.19
Monthly Information:
August 2017 (until August 15, 2017)	4.80	5.60
July 2017	5.20	5.80
June 2017	5.20	5.99
May 2017	4.95	5.60
April 2017	5.05	5.75
March 2017	4.20	5.20
February 2017	4.55	5.30

Our ordinary shares have been listed on the TASE since February 14, 2010 and are listed under the symbol “NTEC”. Prior to that date, there was no public trading market for our ordinary shares in Israel. The following table sets forth, for the periods indicated, the high and low sales prices per ordinary share as reported on the TASE:

	Low	High
Annual Information:	NIS
2017 (until August 15, 2017)	15.30	21.70
2016	11.50	24.49
2015	20.15	36.80
2014*	17.50	53.45
2013*	32.70	79.40
2012*	32.10	75.00
Quarterly Information
Third Quarter 2017 (until August 15, 2017)	17.88	20.45
Second Quarter 2017	18.11	20.50
First Quarter 2017	15.30	21.70
Fourth Quarter 2016	17.20	21.80
Third Quarter 2016	16.62	24.49
Second Quarter 2016	11.50	19.15
First Quarter 2016	13.05	21.99
Fourth Quarter 2015	20.57	24.00
Third Quarter 2015	20.15	36.42
Second Quarter 2015	26.60	36.80
First Quarter 2015	23.80	31.05
Monthly Information:
August 2017 (until August 15, 2017)	17.88	20.20
July 2017	18.56	20.45
June 2017	18.41	20.32
May 2017	18.32	20.50
April 2017	18.11	20.49
March 2017	15.30	19.00
February 2017	16.50	20.08

* adjusted to reflect a 50-to-1 reverse share split of our ordinary shares effected on March 29, 2015.

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The last reported sale price for our ordinary shares on August 15, 2017, as quoted on the Nasdaq Capital Market, was $4.85 per ordinary share, and the last reported sale price for our ordinary shares on August 15, 2017, as quoted on the TASE, was NIS 18.18 per ordinary share, or $5.065 per ordinary share (based on the exchange rate reported by the Bank of Israel for such date of $1.00 = NIS 3.589).

RESEARCH GRANTS

We previously received grants from the Government of the State of Israel through the National Authority for Technological Innovation, or NATI  (formerly known as the Office of the Chief Scientist of the Israeli Ministry of Economy), for a research and development program (including a follow-up program for the clinical development of the Accordion Pill) in the aggregate amount of approximately NIS 50.2 million (or $13.4 million) as of June 30, 2017, which amount has accrued aggregate interest of $493,432 as of such date.  We have not yet paid royalties to NATI for these programs as we currently have no revenues from sales of products that their development is assisted by the governmental grants. For a description of our obligations in connection with the grants from NATI under The Encouragement of Industrial Research, Development and Technological Innovation in the Industry Law, 5744-1984, see “Item 4. Information of the Company — Research Grants — Grants Under the Innovation Law” and “Item 3.D. Risk Factors — Risks Related to Our Operations in Israel” in our Annual Report on Form 20-F for the year ended December 31, 2016.

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UNDERWRITING

We entered into an underwriting agreement with the underwriters named below on August 16, 2017. Oppenheimer & Co. Inc. is acting as the representative of the underwriters. The underwriting agreement provides for the purchase of a specific number of ordinary shares by each of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of ordinary shares, but is not responsible for the commitment of any other underwriter to purchase ordinary shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of ordinary shares set forth opposite its name below:

Underwriter	Number of Ordinary Shares
Oppenheimer & Co. Inc.	8,504,000
Roth Capital Partners, LLC	1,328,750
Maxim Group LLC	797,250
Total	10,630,000

The underwriters have agreed to purchase all of the ordinary shares offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased.

The ordinary shares offered hereby are expected to be ready for delivery on or about August 21, 2017 against payment in immediately available funds.

The underwriters are offering the ordinary shares subject to various conditions and may reject all or part of any order. The representative of the underwriters has advised us that the underwriters propose initially to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at a price less a concession not in excess of $0.1692 per ordinary share to brokers and dealers. After the ordinary shares are released for sale to the public, the representative may change the offering price, the concession, and other selling terms at various times.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of 1,594,500 additional ordinary shares from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase ordinary shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discounts and commissions. If this option is exercised in full, the total price to public will be $57,455,150, and the total proceeds to us, before expenses, will be $54,007,841. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional ordinary shares proportionate to the underwriter’s initial amount reflected in the foregoing table.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

	Per Ordinary Share	Total Without Exercise of Over- Allotment Option	Total With Full Exercise of Over- Allotment Option
Public offering price	$4.70	$49,961,000	$57,455,150
Underwriting discounts and commissions(1)	$0.282	$2,997,660	$3,447,309
Proceeds, before expenses, to us	$4.418	$46,963,340	$54,007,841

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(1) We have agreed to pay the underwriters a commission of 6.0% of the gross proceeds raised in the offering.

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $400,000, which includes the fees and expenses for which we have agreed to reimburse the underwriters, including fees and expenses of their counsel, up to a maximum aggregate amount of (i) $50,000, in the event that there is no closing of the offering, or (ii) $125,000, in the event that there is a closing of the offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

We and our officers and directors have agreed to a 90-day “lock-up” with respect to our ordinary shares and other of our securities that they beneficially own, including securities that are convertible into ordinary shares and securities that are exchangeable for or exercisable into ordinary shares. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus supplement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Oppenheimer & Co. Inc.

Rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for or purchase ordinary shares before the distribution of the ordinary shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions — The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the ordinary shares, so long as stabilizing bids do not exceed a specified maximum.

•	Over-allotments and syndicate covering transactions — The underwriters may sell more ordinary shares in connection with this offering than the number of ordinary shares that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional ordinary shares in this offering described above. The underwriters may close out any covered short position either by exercising its over-allotment option or by purchasing ordinary shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market, as compared to the price at which they may purchase ordinary shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the ordinary shares that could adversely affect investors who purchase ordinary shares in this offering.

•	Penalty bids — If the representative purchases ordinary shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those ordinary shares as part of this offering.

•	Passive market making — Market makers in the ordinary shares who are underwriters or prospective underwriters may make bids for or purchases of ordinary shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our ordinary shares may have the effect of raising or maintaining the market price of our ordinary shares or preventing or mitigating a decline in the market price of our ordinary shares. As a result, the price of the ordinary shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the ordinary shares if it discourages resales of the ordinary shares.

S-24

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the ordinary shares. These transactions may occur on The NASDAQ Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Preliminary Prospectus

A prospectus supplement in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Notice to Non-U.S. Investors

Belgium

The offering is exclusively conducted under applicable private placement exemptions and therefore it has not been and will not be notified to, and this document or any other offering material relating to the ordinary shares has not been and will not be approved by, the Belgian Banking, Finance and Insurance Commission (“Commission bancaire, financière et des assurances/Commissie voor het Bank, Financie en Assurantiewezen”). Any representation to the contrary is unlawful.

Each underwriter has undertaken not to offer sell, resell, transfer or deliver directly or indirectly, any ordinary shares, or to take any steps relating/ancillary thereto, and not to distribute or publish this document or any other material relating to the ordinary shares or to the offering in a manner which would be construed as: (a) a public offering under the Belgian Royal Decree of 7 July 1999 on the public character of financial transactions; or (b) an offering of securities to the public under Directive 2003/71/EC which triggers an obligation to publish a prospectus in Belgium. Any action contrary to these restrictions will cause the recipient and the company to be in violation of the Belgian securities laws.

Canada

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities described herein (the “Securities”). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement to provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement to prepare and file a prospectus under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

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Representations of Purchasers

Each Canadian investor who purchases the securities will be deemed to have represented to the issuer and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

France

Neither this prospectus supplement nor any other offering material relating to the ordinary shares has been submitted to the clearance procedures of the Autorité des marchés financiers in France. The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the ordinary shares has been or will be: (a) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (b) used in connection with any offer for subscription or sale of the ordinary shares to the public in France. Such offers, sales and distributions will be made in France only: (i) to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; (ii) to investment services providers authorised to engage in portfolio management on behalf of third parties; or (iii) in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des marchés financiers, does not constitute a public offer (appel public à l’épargne). Such ordinary shares may be resold only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

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Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the ordinary shares is directed only at, investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Italy

The offering of the ordinary shares offered hereby in Italy has not been registered with the Commissione Nazionale per la Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, the ordinary shares offered hereby cannot be offered, sold or delivered in the Republic of Italy (“Italy”) nor may any copy of this prospectus supplement or any other document relating to the ordinary shares offered hereby be distributed in Italy other than to professional investors (operatori qualificati) as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of 1 July, 1998 as subsequently amended. Any offer, sale or delivery of the ordinary shares offered hereby or distribution of copies of this prospectus supplement or any other document relating to the ordinary shares offered hereby in Italy must be made:

(a)

by an investment firm, bank or intermediary permitted to conduct such activities in Italy in accordance with Legislative Decree No. 58 of 24 February 1998 and Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”);

(b)	in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy; and

(c)	in compliance with any other applicable laws and regulations and other possible requirements or limitations which may be imposed by Italian authorities.

Sweden

This prospectus supplement has not been nor will it be registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this prospectus supplement may not be made available, nor may the ordinary shares offered hereunder be marketed and offered for sale in Sweden, other than under circumstances which are deemed not to require a prospectus under the Financial Instruments Trading Act (1991: 980).

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Switzerland

The ordinary shares offered pursuant to this prospectus supplement will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. The company has not applied for a listing of the ordinary shares being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The ordinary shares being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of ordinary shares.

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in ordinary shares.

United Kingdom/Germany/Norway/The Netherlands

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any ordinary shares which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State other than the offers contemplated in this prospectus supplement in name(s) of Member State(s) where prospectus will be approved or passported for the purposes of a non-exempt offer once this prospectus supplement has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in name(s) of relevant Member State(s) except that an offer to the public in that Relevant Member State of any ordinary shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the representative to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of ordinary shares shall result in a requirement for the publication by the company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase any ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any ordinary shares in circumstances in which section 21(1) of the FSMA does not apply to the company; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ordinary shares in, from or otherwise involving the United Kingdom.

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LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered ordinary shares under Israeli law will be passed upon for us by Meitar Liquornik Geva Leshem Tal, Ramat Gan, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida. Certain legal matters in connection with this offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo PC, with respect to U.S. law, and Gornitzky & Co., with respect to Israeli law.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1a(2) to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus supplement and the accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement on Form F-3 of which this prospectus supplement forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected without charge and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material are also available by mail from the Public Reference Section of the SEC, at 100 F. Street, N.E., Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC prior to the termination of this offering and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We are incorporating by reference the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	Our Annual Report on Form 20-F for the fiscal year ended on December 31, 2016, filed with the SEC on April 7, 2017;

•	The description of our ordinary shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-37521), filed with the SEC on July 28, 2015;

•	Our Reports on Form 6-K furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act on April 11, 2017, April 19, 2017, April 27, 2017, May 3, 2017, May 24, 2017, June 1, 2017 (regarding the results of the Special General Meeting of Shareholders held on June 1, 2017), July 10, 2017, July 19, 2017, July 27, 2017, August 3, 2017 and August 9, 2017 (exhibits 99.1 and 99.2 only); and

•	Any reports on Form 6-K subsequently submitted to the SEC prior to the consummation of the offering that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to 12 Hartom Street, Har Hotzvim, Jerusalem 9777512, Israel Attn: Chief Financial Officer, telephone number +972 (2) 586 4657.

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PROSPECTUS

$100,000,000

Ordinary Shares

Warrants to Purchase Ordinary Shares

Subscription Rights

Debt Securities

Units

INTEC PHARMA LTD.

We may offer and sell from time to time in one or more series or issuances, and on terms that we will determine at the time of the offering, ordinary shares, warrants, subscription rights, debt securities and/or units consisting of two or more of these classes or series of securities up to an aggregate amount of $100,000,000.

We refer to the ordinary shares, warrants, subscription rights, debt securities and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer and sell the securities through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market or Tel Aviv Stock Exchange Ltd., or the TASE, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement

Our ordinary shares are listed on the Nasdaq Capital Market and on the TASE under the symbol “NTEC.” The last reported sale price for our ordinary shares on June 5, 2017, as quoted on the Nasdaq Capital Market, was $5.60 per ordinary share, and the last reported sale price for our ordinary shares on June 5, 2017, as quoted on the TASE, was NIS 20.01 per ordinary share, or $5.64 per ordinary share (based on the exchange rate reported by the Bank of Israel for such date of $1.00 = NIS 3.548).

Investing in these securities involves a high degree of risk. You should carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F, for the year ended December 31, 2016, incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of factors that you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission, the Israeli Securities Authority, nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 19, 2017

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $100,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide this prospectus and a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the dates of their covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

When used herein, unless the context requires otherwise, references to the “Company, “we,” “our,” and “us” refer to Intec Pharma Ltd., an Israeli company.

Unless otherwise indicated, all information contained in this prospectus gives retrospective effect to a one-for-50 reverse split of our ordinary shares, which was effected on March 29, 2015.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties discussed under the caption “Item 3: Key Information - Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2016, which is incorporated by reference in this prospectus, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. If any of these risks actually occur, our business, business prospects, financial condition and results of operations could be seriously harmed. The risks and uncertainties we discuss in this prospectus, in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, business prospects, financial condition and results of operations. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

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FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain statements that are forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements may be included in, among other things, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to:

•              We are a clinical stage biopharmaceutical company with a history of operating losses, are not currently profitable, do not expect to become profitable in the near future and may never become profitable.

•              Our independent registered public accounting firm has expressed substantial doubt regarding our ability to continue as a going concern.

•              Because of our limited operating history, we may not be able to successfully operate our business or execute our business plan.

•              We face continuous technological change, and developments by competitors may render our products or technologies obsolete or non-competitive. If our new or existing product candidates are rendered obsolete or non-competitive, our marketing and sales will suffer and we may never be profitable.

•              We license our core technology on an exclusive basis from Yissum (Hebrew University), and we could lose our rights to this license if a dispute with Yissum arises or if we fail to comply with the financial and other terms of the license.

•              If we fail to adequately protect, enforce or secure rights to the patents which were licensed to us or any patents we may own in the future, the value of our intellectual property rights would diminish and our business and competitive position would suffer.

•              Our product candidates are at various stages of preclinical and clinical development and may never be commercialized.

•              We cannot be certain that the results of our Phase III and potential Phase III clinical trials, even if all endpoints are met, will support regulatory approval of any of our product candidates for any indication.

•              Our product candidates are subject to extensive regulation and are at various stages of regulatory development and may never obtain regulatory approval.

•              We are subject to anti-kickback laws and regulations. Our failure to comply with these laws and regulations could have adverse consequences to us.

•              Potential political, economic and military instability in the State of Israel, where our senior management, our head executive office, research and development, and manufacturing facilities are located, may adversely affect our results of operations.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements.

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INTEC PHARMA LTD.

We are a clinical stage biopharmaceutical company focused on developing drugs based on our proprietary Accordion Pill platform technology, which we refer to as the Accordion Pill. Our Accordion Pill is an oral drug delivery system that is designed to improve the efficacy and safety of existing drugs and drugs in development by utilizing an efficient gastric retention, or GR, and specific release mechanism.

Our product pipeline currently includes four product candidates in clinical trial stages. Our leading product candidate, Accordion Pill Carbidopa/Levodopa, or AP-CDLD, is being developed for the indication of treatment of Parkinson’s disease symptoms in advanced Parkinson’s disease patients. We have successfully completed a Phase II clinical trial for AP-CDLD for the treatment of Parkinson’s disease symptoms in advanced Parkinson’s disease patients and have agreed with the U.S. Food and Drug Administration, or the FDA, on the remaining clinical development program for AP-CDLD for the treatment of Parkinson’s disease symptoms in advanced Parkinson’s disease patients, including the main principles of the single required pivotal Phase III clinical trial in advanced Parkinson’s disease patients. We enrolled the first patient in the pivotal Phase III trial for AP-CDLD in April 2016 and we currently expect to complete patient enrollment in the trial during the fourth quarter of 2017.

Our second product candidate, Accordion Pill Zaleplon, or AP–ZP, is being developed for the indication of treatment of insomnia, including sleep induction and the improvement of sleep maintenance. We have successfully completed a Phase II clinical trial for AP–ZP for the treatment of insomnia under an Investigational New Drug, or IND, application that we submitted to the FDA on August 4, 2009 for AP–ZP as a treatment for the induction and maintenance of sleep in patients suffering from insomnia.

In our correspondence with the FDA, the FDA previously agreed that an acceptable regulatory pathway for AP-CDLD and AP–ZP would be to file a new drug application, or NDA, pursuant to Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or FDCA, which is a streamlined approval pathway that may accelerate the time to commercialize and decrease the costs of AP–CDLD and AP–ZP, as compared to those typically associated with a new chemical entity. The FDA has indicated in written correspondence to us that we may be able to design the development program for AP–ZP in a manner that would allow us to obtain sufficient data for the NDA submission for AP–ZP in one pivotal Phase III clinical trial. However, at this point in the development process of AP–ZP, the details of such a trial have not been determined or confirmed with the FDA.

In March 2016, we completed a Phase I clinical trial for our third pipeline product candidate which is being developed for the prevention and treatment of gastroduodenal and small bowel Nonsteroidal Anti-Inflammatory Drug, or NSAID, induced ulcers. The pharmacokinetics, or PK, results demonstrated in the Phase I trial were within the well-defined safety levels of the drug, which enable us to proceed with further development of the Accordion Pill with the existing drug. In addition, we have initiated a new clinical development program for our Accordion Pill platform with the two primary cannabinoids contained in Cannabis sativa. We plan to formulate and test Cannabidiol (CBD) and 9-Tetrahydrocannabinol (THC), or AP-CBD/THC, for the treatment of various indications, including low back neuropathic pain and Fibromyalgia. In March 2017, we initiated a Phase I clinical trial in Israel to compare the safety, tolerability and PK of AP-THC/CBD with Sativex. We currently expect to have topline results from this trial in the third quarter of 2017.

Our registered office and principal place of business is located at 12 Hartom Street, Har Hotzvim, Jerusalem 9777512, Israel and our telephone number in Israel is +972 (2) 586 4657. Our website address is http://www.intecpharma.com. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Vcorp Agent Services, Inc., whose address is 25 Robert Pitt Drive, Suite 204, Monsey, NY 10952 USA.

5

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2016 on an actual basis and on a pro forma basis, to give effect to the issuance of 2,289,638 of our ordinary shares, at a price of $4.40 per share, for gross proceeds of approximately $10 million in March 2017. The financial data in the following table should be read in conjunction with our financial statements and notes thereto in our Annual Report on Form 20-F for the year ended December 31, 2016, incorporated by reference herein.

	As of December 31, 2016
	Actual (audited)	Pro forma
	U.S. dollars in thousands

Shareholders’ equity:
Ordinary shares, no par value: 16,000,000 shares authorized (actual and pro forma);
11,448,191 shares issued and outstanding (actual) and 13,737,829 shares issued and outstanding (pro forma)(1)	$727	$727
Share premium	84,980	94,521
Currency translation differences	(378)	(378)
Accumulated deficit	(62,625)	(62,625)

Total shareholders’ equity	22,704	32,245
Total capitalization	$22,704	$32,245

(1)	The number of ordinary shares outstanding excludes:

•	794,333 ordinary shares that we have reserved for issuance upon the exercise of outstanding options under our 2015 incentive plan, as of December 31, 2016 at a weighted average exercise price of $4.23 per share and that expire in 2026, 418,484 ordinary shares that we have reserved for issuance upon the exercise of outstanding options under our 2005 incentive plan and 8,035 options issued outside of such plans, as of December 31, 2016 at a weighted average exercise price of NIS37.42 per share and that expire between 2017 and 2020; and

•	198,812 ordinary shares issuable upon the exercise of warrants outstanding as of December 31, 2016 with an exercise price of 21.7 NIS per share that expire on September 17, 2017.

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PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares have been listed on the Nasdaq Capital Market under the symbol “NTEC” since August 4, 2015. Prior to that date, there was no public trading market for our ordinary shares in the United States. The following table sets forth, for the periods indicated, the high and low sales prices per ordinary share as reported on the NASDAQ Capital Market:

	U.S $
	Low	High
Annual Information:
2017 (until June 5, 2017)	4.20	5.75
2016	3.03	6.36
2015 (commencing as of August 4, 2015)	5.25	6.19
Quarterly Information
Second Quarter 2017 (until June 5, 2017)	4.95	5.75
First Quarter 2017	4.20	5.70
Fourth Quarter 2016	4.45	6.10
Third Quarter 2016	4.14	6.36
Second Quarter 2016	3.03	4.91
First Quarter 2016	3.05	5.21
Fourth Quarter 2015	5.25	6.15
Third Quarter 2015	5.26	6.19
Monthly Information:
June 2017 (until June 5, 2017)	5.35	5.75
May 2017	4.95	5.60
April 2017	5.05	5.75
March 2017	4.20	5.20
February 2017	4.55	5.30
January 2017	5.04	5.70
December 2016	4.95	5.70

Our ordinary shares have been listed on the TASE since February 14, 2010 and are listed under the symbol “NTEC”. Prior to that date, there was no public trading market for our ordinary shares in Israel. The following table sets forth, for the periods indicated, the high and low sales prices per ordinary share as reported on the TASE:

	NIS
	Low	High
Annual Information:
2017 (until June 5, 2017)	15.30	21.70
2016	11.50	24.49
2015	20.15	36.80
2014*	17.50	53.45
2013*	32.70	79.40
2012*	32.10	75.00
Quarterly Information
Second Quarter 2017 (until June 5, 2017)	18.11	20.50
First Quarter 2017	15.30	21.70
Fourth Quarter 2016	17.20	21.80
Third Quarter 2016	16.62	24.49
Second Quarter 2016	11.50	19.15
First Quarter 2016	13.05	21.99
Fourth Quarter 2015	20.57	24.00
Third Quarter 2015	20.15	36.42
Second Quarter 2015	26.60	36.80
First Quarter 2015	23.80	31.05
Monthly Information:
June 2017 (until June 5, 2017)	19.88	20.32
May 2017	18.32	20.50
April 2017	18.11	20.49
March 2017	15.30	19.00
February 2017	16.50	20.08
January 2017	18.78	21.70
December 2016	18.89	20.50

* adjusted to reflect a 50-to-1 reverse share split of the Company’s ordinary shares effect on March 29, 2015.

The last reported sale price for our ordinary shares on June 5, 2017, as quoted on the Nasdaq Capital Market, was $5.60 per ordinary share, and the last reported sale price for our ordinary shares on June 5, 2017, as quoted on the TASE, was NIS 20.01 per ordinary share, or $5.64 per ordinary share (based on the exchange rate reported by the Bank of Israel for such date of $1.00 = NIS 3.548).

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USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, including research and development. Pending these uses, we may invest the net proceeds from the sale of securities in accordance with our investment policy, as may be amended from time to time, which currently includes bank deposits carrying interest, bank deposits in foreign currency and investments in bonds issued by the State of Israel and corporate bonds with a minimum of an A rating by Israeli rating agencies. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

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DESCRIPTION OF ORDINARY SHARES

General

The following are summaries of material provisions of our articles of association and the Companies Law 5759-1999, or the Companies Law, insofar as they relate to the material terms of our ordinary shares.

As of June 5, 2017, our authorized share capital consists of 30,000,000 ordinary shares, no par value, 13,738,206 of which are issued and outstanding. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders at a shareholder meeting. Because our ordinary shares do not have cumulative voting rights in the election of directors, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors. Shareholders may vote at shareholder meetings either in person, by proxy or by written ballot. The Companies Law does not allow public companies to adopt shareholder resolutions by means of written consent in lieu of a shareholder meeting. The board of directors shall determine and provide a record date for each shareholders meeting and all shareholders at such record date may vote. Unless stipulated differently in the Companies Law or in our articles of association, all shareholders’ resolutions shall be approved by a simple majority vote. Except as otherwise disclosed herein, an amendment to our articles of association requires the prior approval of a simple majority of our shares represented and voting at a general meeting and of the holders of a class of shares whose rights are being affected (or the consent in writing of all the holders of such class of shares). Our number with the Israeli Registrar of Companies is 513022780. Our purpose is set forth in Section 3 of our articles of association and includes every lawful purpose.

Transfer of Shares

Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our articles of association, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our articles of association or Israeli law, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Exercise of Power by the Board

Pursuant to the Companies Law and our articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Share Capital

Our articles of association enable us to increase or reduce our share capital. Any such change is subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general or special meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings and profits and an issuance of shares for less than their nominal value, require a resolution of our board of directors and court approval.

Dividends

Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

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Shareholder Meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once in every calendar year and no later than 15 months following the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special meetings. Our board of directors may call special meetings whenever it deems fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law and our articles of association provide that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one quarter of the directors then in office (ii) one or more shareholders holding, in the aggregate, 5% of our issued share capital and 1% of our outstanding voting power or 5% of our outstanding voting power.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors. Furthermore, the Companies Law and our articles of association require that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

•	amendments to our articles of association;

•	appointment or termination of our auditors;

•	appointment of directors and appointment and dismissal of external directors;

•	approval of acts and transactions requiring general meeting approval pursuant to the Companies Law;

•	director compensation, indemnification and change of the principal executive officer;

•	increases or reductions of our authorized share capital;

•	a merger;

•	the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management; and

•	authorization of the chairman of the board of directors or his relative to act as the company’s chief executive officer or act with such authority; or authorization of the company’s chief executive officer or his relative to act as the chairman of the board of directors or act with such authority.

The Companies Law requires that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

The Companies Law does not allow shareholders of publicly traded companies to approve corporate matters by written consent. Consequently, our articles of association do not allow shareholders to approve corporate matters by written consent.

Pursuant to our articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting.

Quorum

The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 25% of the total outstanding voting rights, within half an hour from the appointed time.

A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place or on a later date if so specified in the summons or notice of the meeting. At the reconvened meeting, any number of our shareholders present in person or by proxy shall constitute a lawful quorum.

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Resolutions

Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by applicable law.

Under the Companies Law, a shareholder of a public company may vote in a meeting and in a class meeting by means of a written ballot in which the shareholder indicates how he or she votes on resolutions relating to the following matters:

•	an appointment or removal of directors;

•	an approval of transactions with office holders or interested or related parties, that require shareholder approval;

•	an approval of a merger;

•	authorizing the chairman of the board of directors or his relative to act as the company’s chief executive officer or act with such authority; or authorize the company’s chief executive officer or his relative to act as the chairman of the board of directors or act with such authority;

•	any other matter that is determined in the articles of association to be voted on by way of a written ballot. Our articles of association do not stipulate any additional matters; and

•	other matters which may be prescribed by Israel’s Minister of Justice.

The provision allowing the vote by written ballot does not apply where the voting power of the controlling shareholder is sufficient to determine the vote.

The Companies Law provides that a shareholder, in exercising his or her rights and performing his or her obligations toward the company and its other shareholders, must act in good faith and in a customary manner, and avoid abusing his or her power. This is required when voting at general meetings on matters such as changes to the articles of association, increasing the company’s registered capital, mergers and approval of certain interested or related party transactions. A shareholder also has a general duty to refrain from depriving any other shareholder of its rights as a shareholder. In addition, any controlling shareholder, any shareholder who knows that its vote can determine the outcome of a shareholder’s vote and any shareholder who, under such company’s articles of association, can appoint or prevent the appointment of an office holder or has other power towards the company, is required to act with fairness towards the company. The Companies Law does not describe the substance of this duty except that the remedies generally available upon a breach of contract will also apply to a breach of the duty to act with fairness, and, to the best of our knowledge, we believe there is no binding case law that addresses this subject directly.

Under the Companies Law, unless provided otherwise in a company’s articles of association, a resolution at a shareholders meeting requires approval by a simple majority of the voting rights represented at the meeting, in person, by proxy or written ballot, and voting on the resolution. Generally, a resolution for the voluntary winding up of the company requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by written ballot and voting on the resolution.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Access to Corporate Records

Under the Companies Law, all shareholders of a company generally have the right to review minutes of the company’s general meetings, its shareholders register and principal shareholders register, its articles of association, its financial statements and any document it is required by law to file publicly with the Israeli Companies Registrar and the Israeli Securities Authority, or ISA. Any of our shareholders may request access to review any document in our possession that relates to any action or transaction with a related party, interested party or office holder that requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise prejudice our interests.

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Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares or a class of shares of an Israeli public company and who would, as a result, own more than 90% of the target company’s issued and outstanding share capital or of a certain class of its shares, is required by the Companies Law to make a full tender offer (as defined in the Companies Law) to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company or class of shares. If either (i) the shareholders who do not accept the offer hold, in the aggregate, less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, or (ii) the shareholder who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class, then all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a shareholder that had its shares so transferred, whether or not it accepted the tender offer (unless otherwise provided in the offering memorandum), may, within six (6) months from the date of acceptance of the tender offer, petition the court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. If the shareholders who did not accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class of shares, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

According to the Companies Law, an acquisition pursuant to which a purchaser shall hold a “controlling stake”, that is defined as 25% or more of the voting rights if no other shareholder holds a controlling stake, or an acquisition pursuant to which such purchaser shall hold more than 45% of the voting rights of the company if no other shareholder owns more than 45% of the voting rights, may not be performed by way of market accumulation, but only by way of a special tender offer (as defined in the Companies Law) made to all of the company’s shareholders on a pro rata basis. A special tender offer may not be consummated unless a majority of the shareholders who announced their stand on such offer have accepted it (in counting the total votes of such shareholders, shares held by the controlling shareholders, shareholders who have personal interest in the offer, shareholders who own 25% or more of the voting rights in the company, relatives or representatives of any of the above or the bidder and corporations under their control, shall not be taken into account). A shareholder may be free to object to such an offer without such objection being deemed as a waiver of his right to sell its respective shares if the transaction is approved by a majority of the company’s shareholders despite his objection. Shares purchased not in accordance with those provisions shall become “dormant shares” and shall not grant the purchaser any rights so long as they are held by the purchaser. If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Under regulations enacted pursuant to the Companies Law, the above special tender offer requirements may not apply to companies whose shares are listed for trading on a foreign stock exchange if, among other things, the relevant foreign laws or the rules of the stock exchange, include provisions limiting the percentage of control which may be acquired or that the purchaser is required to make a tender offer to the public. However, we believe the ISA’s opinion is that such leniency does not apply with respect to companies whose shares are listed for trading on stock exchanges in the United States, including the NASDAQ Capital Market, which do not provide for sufficient legal restrictions on obtaining control or an obligation to make a tender offer to the public, therefore the special tender offer requirements shall apply to such companies.

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Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, a majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called with at least 35 days’ prior notice.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party, vote against the merger. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and 30 days have passed from the date the merger was approved by the shareholders of each party.

Antitakeover Measures

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights, distributions or other matters and shares having preemptive rights. As of the date of this prospectus, we do not have any authorized or issued shares other than our ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares will require an amendment to our articles of association which requires the prior approval of the holders of a majority of our shares at a general meeting. In addition, rules applicable to TASE listed companies also limit the terms permitted with respect to a new class of shares and prohibit any such new class of shares from having superior voting rights to the rights of the class of shares listed on TASE. Shareholders voting in such meeting will be subject to the restrictions provided in the Companies Law as described above.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	material Israeli and United States federal income tax consequences, if any;

•	the anti-dilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on page 31. We urge you to read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the ordinary shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on page 31. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF DEBT SECURITIES

General

We may issue senior and subordinated debt securities under indentures by and among us, certain of our subsidiaries, if any, and a trustee to be named in the senior indenture, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and we may supplement the indenture from time to time.

This prospectus summarizes the material provisions of the indentures and the debt securities that we may issue under the indentures. This summary is not complete and may not describe all of the provisions of the indentures or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture and debt securities that are filed as exhibits to the registration statement of which this prospectus forms a part and any definitive indentures, supplemental indentures and forms of debt securities that are incorporated by reference as exhibits to such registration statement.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement.

In the summary below, we have included references to the section numbers of the indentures so that you can easily locate the related provisions in the indentures for additional detail. You should also refer to the applicable indenture for the definitions of any capitalized terms that we use below but do not define in this prospectus. When we refer to particular sections of the indentures or to defined terms in the indentures, we intend to incorporate by reference those sections and defined terms into this prospectus.

Terms

The debt securities will be our direct obligations. The amount of debt securities we may offer under this prospectus is unlimited as to principal amount. We may issue the debt securities, from time to time and in one or more series, established in or pursuant to authority granted by one or more resolutions of our board of directors, and set forth in, or determined in the manner provided in, an officers’ certificate, or established in one or more supplemental indentures. We may issue debt securities with terms different from those of our previously issued debt securities (Section 301).

Each indenture provides that there may be more than one trustee under such indenture, each such trustee with respect to one or more series of debt securities. Any trustee under the indentures may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Sections 608 and 609). If two or more persons act as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee (Sections 101 and 609). Except as otherwise indicated in this prospectus, each trustee may take any action described in this prospectus only with respect to the one or more series of debt securities for which it is trustee under the relevant indenture.

You should refer to the applicable supplement to this prospectus relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

•	the title of the debt securities, whether the debt securities will be guaranteed and the identity of the guarantor or guarantors, if any;

•	the total principal amount of the debt securities and any limit on the total principal amount;

•	the price, expressed as a percentage of the principal amount of the debt securities, at which we will issue the debt securities and any portion of the principal amount payable upon acceleration of the debt securities;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, our preferred stock or any of our other securities or property;

•	if the debt securities are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

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•	the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities and the amount of principal we will be obligated to pay;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

•	whether the debt securities rank as senior, senior subordinated or subordinated or any combination thereof and the terms of any subordination;

•	the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities, the dates on which we will be obligated to pay any interest, the regular record dates, if any, for the interest payments, or the method by which the dates will be determined, the persons to whom we will be obligated to pay interest and the basis upon which interest will be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of, and any premium, make-whole amount, interest or additional amounts on, the debt securities will be payable, where the holders of the debt securities may surrender their debt securities for conversion, transfer or exchange, and where the holders may serve notices or demands to us in respect of the debt securities and the indenture (Section 101);

•	whether the debt securities will be in registered or bearer form, and the terms and conditions relating to the form, and, if in registered form, the denominations in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000;

•	the identity of the trustee of the debt securities of the series and, if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

•	the period or periods during which the price or prices, including any premium at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities at our option, if we have such an option;

•	any obligation that we have to redeem, repay or purchase debt securities under any sinking fund or similar provision or at the option of a holder of debt securities and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities under that obligation;

•	the currency or currencies in which we will sell the debt securities and in which the debt securities will be denominated and payable;

•	whether the amount of payment of principal of, and any premium, make-whole amount or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

•	whether the principal of, and any premium, make-whole amount, additional amounts or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent responsible for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	the designation of the initial exchange rate agent, if any, or any depositaries;

•	any provisions granting special rights to the holders of the debt securities of the series at the occurrence of named events;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the indenture;

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•	whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions, including whether any debt securities will be issued in temporary and/or permanent global form, and if so, whether the owners of interests in any permanent global debt security may exchange those interests for debt securities of that series and of like tenor of any authorized form and denomination and the circumstances under which any exchanges may occur, if other than in the manner provided in the indenture (Section 305), and, if debt securities of or within the series are to be issuable as a global debt security, the identity of the depositary for such series;

•	the date as of which any bearer securities, and/or temporary global debt security representing outstanding securities of or within the series will be dated if other than the date of original issuance of the first debt security of the series to be issued;

•	if the debt securities will be issued in definitive form only upon our receipt, or the trustee’s receipt, of certificates or other documents, or upon the satisfaction of conditions, a description of those certificates, documents or conditions;

•	if the debt securities will be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, as described below under “Modification of the Indentures—Discharge, Defeasance and Covenant Defeasance”;

•	any applicable U.S. federal income tax consequences, including whether and under what circumstances we will pay any additional amounts, as contemplated in the indenture on the debt securities, to any holder who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay additional amounts, whether, and on what terms, we will have the option to redeem the debt securities in lieu of paying the additional amounts;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

•	any other covenant or warranty included for the benefit of the debt securities of the series;

•	any proposed listing of the debt securities on any securities exchange or market; and

•	any other terms of the debt securities or of any guarantees issued in connection with the debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for our payment of less than their entire principal amount if their maturity is accelerated as a result of the occurrence and continuation of an event of default (Section 502). If this is the case, the debt securities would have what is referred to as “original issue discount.” Any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currencies or currency exchange rates, commodity prices, equity indices or other factors. Holders of debt securities with these features may receive payment of a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on the applicable dates, depending upon the value on those dates of the applicable currencies or currency exchange rates, commodity prices, equity indices or other factors.

Information as to the methods for determining the amount of principal or interest payable on any date, the currencies or currency exchange rates, commodity prices, equity indices or other factors to which the amount payable on that date is linked and additional tax considerations will be included in the applicable prospectus supplement. All debt securities of any one series will be substantially identical, except as to denomination and except as may otherwise be provided by an officers’ certificate or in any supplement to the applicable indenture. We are not required to issue all of the debt securities of a series at the same time, and, unless otherwise provided in the applicable indenture, supplemental indenture or officers’ certificate, we may re-open a series without the consent of the holders of the debt securities of that series to issue additional debt securities of that series.

The indentures do not contain any provisions that limit our ability to incur indebtedness or that would protect holders of debt securities in the event we become a party to a highly-leveraged or similar transaction in which we would incur or acquire a large amount of additional debt, but such provisions may appear in the applicable prospectus supplement. You should refer to the applicable prospectus supplement for information regarding any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

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Guarantees

Debt securities may be issued and unconditionally and irrevocably guaranteed by us or certain of our subsidiaries, if any, that are listed as guarantors in the applicable supplement to this prospectus. Any guarantee would cover the timely payment of the principal of, and any premium, make-whole amount, interest or sinking fund payments on, the debt securities, whether we make the payment at a maturity date, as a result of acceleration or redemption or otherwise. We will more fully describe the existence and terms of any guarantee of any of our debt securities by us or our subsidiaries in the prospectus supplement relating to those debt securities.

Denominations, Interest, Registration and Transfer

Unless the applicable prospectus supplement states otherwise, any debt securities of any series that we issue in registered form will be issued in denominations of $1,000 and multiples of $1,000, and debt securities of any series that we issue in bearer form will be issued in denominations of $5,000 (Section 302).

Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, make-whole amount or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, initially, the corporate trust office of the trustee to be named in the senior indenture. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 307 and 1002). We may at any time designate additional paying agents or rescind designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies that we pay to a paying agent for the payment of any principal of, or any premium, make-whole amount, interest or additional amounts on, any debt security which remains unclaimed at the end of two years after that payment became due and payable will be repaid to us. After that time, the holder of the debt security will be able to look only to us for payment (Section 1003).

Any interest that we do not punctually pay on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and may either:

•	be paid to the holder at the close of business on a Special Record Date for the payment of defaulted interest, to be determined by the trustee (Sections 101 and 307); or

•	be paid at any time in any other lawful manner, as more fully described in the indentures.

Subject to certain limitations imposed upon debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and of the same total principal amount and authorized denomination upon the surrender of the debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the trustee. Every debt security surrendered for conversion, transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge for any transfer or exchange of any debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with the transfer or exchange (Section 305).

If the applicable prospectus supplement refers to us designating any transfer agent for any series of debt securities, in addition to the trustee, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither we nor any trustee will be required to do any of the following:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of 15 business days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

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•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

•	exchange any debt security in bearer form that is selected for redemption, except that a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form must be simultaneously surrendered for redemption; or

•	issue or register the transfer or exchange of any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that will not be partially or entirely repaid (Section 305).

Global Debt Securities

The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a custodian for a depositary identified in the prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, we will issue one or more global securities in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. We expect that any global securities issued in the United States would be deposited with The Depositary Trust Company, as depositary or its custodian. We may issue any global securities in fully registered form on a temporary or permanent basis. Unless and until a global security is exchanged for debt securities in definitive registered form, a permanent global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

The specific terms of the depositary arrangement with respect to any series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security, or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in an offering of the debt securities, or by us or the trustee if we are directly offering the debt securities. The participants’ ownership, and any transfer, of a registered global security will be shown on records maintained by the depositary, and ownership of persons who hold debt securities through participants will be reflected on the records of the participants. State and federal laws may impair a person’s ability to own, transfer or pledge interests in a registered global security.

So long as the depositary or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the depositary’s procedures and, if that person is not a participant, on the procedures of the participant through which that person owns its interest to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, make-whole amount, interest or additional amounts on a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee, the paying agent nor the registrar, nor any other agent of ours or of the trustee, will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

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We expect that once the depositary receives any payment of principal of, any premium, make-whole amount, interest or additional amount on, a registered global security, the depositary will immediately credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security, as shown on the records of the depositary. We also expect that payments by the participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we do not appoint a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more global securities, and, in such event, we will issue debt securities in definitive form in exchange for all of the global security or securities representing the debt securities. We will register any debt securities issued in definitive form in exchange for a global security in the name or names that the depositary provides to the trustee. We expect that those names will be based upon directions received by the depositary from the participants with respect to ownership of beneficial interests in the global security.

Debt securities in bearer form may also be issued in the form of one or more global securities that will be deposited with a common depositary for Euroclear and Clearstream, or with a nominee for the depositary identified in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the specific terms and procedures of the depositary arrangement, including the specific terms of the depositary arrangement and any specific procedures, for the issuance of debt securities in definitive form in exchange for a global security in bearer form, with respect to any portion of a series of debt securities to be represented by a global security in bearer form.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, trust or entity provided that:

•	we are the survivor in the transaction, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States, or the State of Israel, which entity expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, make-whole amount, interest and additional amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction as having been incurred by us or our subsidiary at the time of the transaction, there is no event of default under the applicable indenture and no event which, after notice or the lapse of time, or both, would become an event of default; and

•	we deliver an officers’ certificate and an opinion of our legal counsel, each as to the satisfaction of conditions contained in the applicable indenture (Sections 801 and 803).

This covenant would not apply to any recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt, unless the transactions or change of control included a merger, consolidation or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indentures providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt.

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Certain Covenants

Provision of Financial Information

Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will file annual reports and other documents with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act as if we were so subject, on or prior to the dates by which we are or would have been required to file those documents if we were so subject. In any event, we will:

•	file with the applicable trustee copies of the annual reports and other documents that we are or would be required to file with the SEC under Sections 13 and 15(d) of the Exchange Act within 15 days of each of the respective dates by which we are or would have been required to file those reports with the SEC; and

•	promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to holders and any prospective holders of debt securities if filing those documents with the SEC is not permitted under the Exchange Act (Section 1005).

Additional Covenants

Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Except as otherwise provided in the applicable prospectus supplement, the following events are “events of default” with respect to any series of debt securities that we may issue under the indentures:

•	we fail for 30 days to pay any installment of interest or any additional amounts payable on any debt security of that series;

•	we fail to pay the principal of, or any premium or make-whole amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

•	we fail to make any sinking fund payment as required for any debt security of that series;

•	we breach or fail to perform any covenant or warranty contained in the applicable indenture, other than a covenant added solely for the benefit of a different series of debt securities issued under the applicable indenture or except as otherwise provided for in the applicable indenture, and our breach or failure to perform continues for 60 days after we have received written notice in accordance with the applicable indenture of our breach or failure to perform;

•	we default under a bond, debenture, note, mortgage, indenture or instrument evidencing indebtedness for money borrowed by us, or by any subsidiaries of ours that we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, that has a principal amount outstanding of $20,000,000 or more, other than indebtedness which is non-recourse to us or our subsidiaries, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the indebtedness has not been discharged or the acceleration has not been rescinded or annulled, within 30 days after written notice was provided to us in accordance with the applicable indenture;

•	the bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or appointment of a trustee for us or of any of our Significant Subsidiaries, or for all or substantially all of our properties or the properties of our Significant Subsidiaries (Section 101); and

•	any other event of default described in the applicable prospectus supplement and indenture (Section 501).

If there is a continuing event of default with respect to outstanding debt securities of a series, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified by the terms of those debt securities and any premium or make-whole amount on the debt securities of that series; provided, however, that upon the occurrence and continuation of certain defaults related to bankruptcy or insolvency, the principal (or, if any debt securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all the outstanding debt securities of that series and any accrued interest through the occurrence of such Event of Default, shall become due and payable immediately, without any declaration or other act by the trustee or any other holder. However, at any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if:

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•	we pay or deposit with the trustee all required payments of the principal of, and any premium, make-whole amount, interest, and additional amounts on, the applicable series of debt securities, plus fees, expenses, disbursements and advances of the trustee; and

•	all events of default, other than the nonpayment of accelerated principal, premium, or interest, with respect to the applicable series of debt securities have been cured or waived as provided in the indentures (Section 502).

The indentures also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences (except in respect of certain events of default related to bankruptcy or insolvency, the waiver of which requires approval of a majority in principal amount of all outstanding debt securities under the applicable indenture), except a default involving:

•	our failure to pay the principal of, and any premium, make-whole amount, interest or additional amounts on, any debt security; or

•	a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default (Section 513).

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a Responsible Officer of the trustee unless the default has been cured or waived. The trustee may, however, withhold notice of default if the Responsible Officers of the trustee in good faith determine that the withholding of such notice is in the interests of the holders of the debt securities of that series unless the default relates to:

•	our failure to pay the principal of, and any premium, make-whole amount, interest or additional amounts on, any debt security of that series; or

•	any sinking fund installment for any debt securities of that series (Sections 101 and 601).

Each indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the trustee fails to act for 60 days after it has received a written notice of a continuing event of default with respect to the debt securities of that series from such holder and a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series (except in respect of certain events of default related to bankruptcy or insolvency, which requires the written request of not less than 25% in principal amount of all outstanding debt securities under the applicable indenture), as well as an offer of indemnity satisfactory to the trustee; provided, that no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities of that series (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, make-whole amount, interest or additional amounts on, the debt securities at their respective due dates (Section 508).

Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it (Section 602). Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of all outstanding debt securities under the applicable indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee may, however, refuse to follow any direction which conflicts with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction (Section 512).

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Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating that officer’s knowledge of our compliance with all the conditions and covenants under the applicable indenture, and, in the event of any noncompliance, specifying the noncompliance and the nature and status of the noncompliance (Section 1006).

Modification of the Indentures

Modification Without Consent of the Holders

Together with the trustee, we may, when authorized by our Board of Directors, modify each of the indentures without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add, change or eliminate any provisions of the indenture, provided that any addition, change or elimination shall neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any debt security with respect to such provision or become effective only when there are no outstanding debt securities;

•	to secure previously unsecured debt securities;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock or other securities or property;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to make any provision with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture;

•	to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

Modification With Consent of Holders

Together with the trustee, we may, when authorized by our Board of Directors, also make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. Without the consent of each affected holder, however, no modification to either indenture may:

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•	change the stated maturity of the principal of, or any premium, make-whole amount or installment of principal of, or interest on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, or any additional amounts payable with respect to, any debt security or change any obligation to pay additional amounts except as permitted by the indenture;

•	reduce the amount of principal of an original issue discount security or make-whole amount that would be due and payable upon declaration of acceleration of the maturity of the original discount or other security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment or the currency or currencies of payment of the principal of, and any premium, make-whole amount, interest, or additional amounts on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

•	make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage of holders necessary to effect that action or to provide that other provisions may not be modified or waived without the consent of the holder of the debt security (Section 902).

Documentation

Any modification or amendment of an indenture, whether effected with or without the consent of any holder, will be documented in a supplemental indenture.

Discharge, Defeasance and Covenant Defeasance

Unless the terms of a series of debt securities provide otherwise, under the indentures, we may discharge some of our respective obligations to holders of any series of debt securities that:

•	have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year; or

•	are scheduled for redemption within one year.

We can discharge these obligations by irrevocably depositing with the trustee funds in the currency or currencies in which the debt securities are payable in an amount sufficient to pay and discharge the entire indebtedness on those debt securities, including principal of, and any premium, make-whole amount, interest and additional amounts on, the debt securities on and up to the date of such deposit, or, if the debt securities have become due and payable, on and up to the stated maturity or redemption date, as the case may be (Section 401).

In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

•	to defease and be discharged from any and all obligations with respect to the debt securities, except, among other things, our obligations to the holders of Outstanding Securities (Sections 1402, 1403 and 1404);

•	pay any additional amounts upon the occurrence of several particular tax and other events;

•	pay the fees, expenses and indemnitees of the trustee;

•	register the transfer or exchange of the debt securities;

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•	replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	maintain an office or agency for the debt securities; and

•	hold monies for payment in trust; or

•	to be released from our obligations with respect to the debt securities under sections of the applicable indenture described under “Certain Covenants” or, if permitted by the terms of the debt securities, our obligations with respect to any other covenant.

If we choose to be released from our respective obligations under the covenants, any failure to comply with any of the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities (Section 1403). However, to make either election, we must irrevocably deposit with the trustee an amount, in such currency or currencies in which the debt securities are payable at their stated maturity, or in Government Obligations (Section 101), or both, that will provide sufficient funds to pay the principal of, and any premium, make-whole amount, interest and additional amounts on, the debt securities, and any mandatory sinking fund or similar payments on the debt securities, on the relevant scheduled due dates.

We may defease and discharge the obligations, as described in the preceding paragraphs, only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

•	the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and

•	in the case of defeasance, the opinion of counsel must refer to, and be based upon, a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax laws occurring after the date of the applicable indenture (Section 1404).

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of the series elects to receive payment in a currency other than that in which the deposit has been made in respect of the debt security (Section 301); or

•	a conversion event, as defined below, occurs in respect of the currency in which the deposit has been made,

then the indebtedness represented by the debt security will be fully discharged and satisfied through the payment of the principal of, and any premium, make-whole amount and interest on, the debt security as they become due, and additional amounts, if any, out of the proceeds yielded by converting the amount deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the holder’s election or the conversion event based on the applicable market exchange rate (Section 1405).

Unless otherwise provided in the applicable prospectus supplement, a “conversion event” means the cessation of use of:

•	a currency issued by the government of one or more countries other than the United States, both by the government of the country that issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Community, both within the European Monetary System and, for the settlement of transactions, by public institutions of or within the European Community; or

•	any currency for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, we will make all payments of principal of, and any premium, make-whole amount, interest and additional amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance in United States dollars.

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In the event that we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of an event of default other than:

•	the event of default described in the fourth bullet under “Certain Covenants—Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series (Section 1005); or

•	the event of default described in the sixth bullet under “Certain Covenants—Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance,

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may describe any additional provisions permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

The terms on which debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock or other securities or property will be described in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder or at our option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

•	the means of calculating the number of shares of our common stock, preferred stock or other securities or property of us to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable prospectus supplement (Article Sixteen).

Governing Law

The indentures are governed by the laws of the State of New York.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on page 31. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

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PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of those methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•	the name or names of any underwriters or agents;

•	any public offering price;

•	the proceeds from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

•	at a fixed public offering price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Unless otherwise indicated in the applicable prospectus supplement, if we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless otherwise indicated in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship. We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers, or agents may receive compensation in the form of discounts, concessions, or commissions from us or from purchasers of the securities as their agents in connection with the sale of the securities. These underwriters, dealers, or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by underwriters, dealers, or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer, or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

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Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our ordinary shares, which is listed on the Nasdaq Capital Market. We may elect to apply for listing of our ordinary shares on another securities exchange or to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with any offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of our ordinary shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of our ordinary shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of our ordinary shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing our ordinary shares in the open market.

•	Syndicate covering transactions involve purchases of our ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of our ordinary shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option so that if there is a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of our ordinary shares in the open market after the pricing of any offering that could adversely affect investors who purchase in that offering.

•	Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotments, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments they may be required to make in respect of these liabilities thereof. Underwriters, dealers, and agents and their affiliates may be customers of, may engage in transactions with, or perform services for us in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar Liquornik Geva Leshem Tal, Ramat Gan, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1a(2) to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC may be inspected without charge and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material are also available by mail from the Public Reference Section of the SEC, at 100 F. Street, N.E., Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-37521). These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	Our Annual Report on Form 20-F for the fiscal year ended on December 31, 2016, filed with the SEC on April 7, 2017;

•	The description of our ordinary shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-37521), filed with the SEC on July 28, 2015; and

•	Our Reports on Form 6-K furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act on April 11, 2017, April 19, 2017, April 27, 2017, May 3, 2017, May 24, 2017 and June 1, 2017 (regarding the results of the Special General Meeting of Shareholders held on June 1, 2017).

In addition, any reports on Form 6-K submitted to the SEC by us pursuant to the Exchange Act after the date of the registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to 12 Hartom Street, Har Hotzvim, Jerusalem 9777512, Israel Attn: Chief Financial Officer, telephone number +972 (2) 586 4657. You may also obtain information about us by visiting our website at www.intecpharma.com. Information contained in our website is not part of this prospectus.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Vcorp Agent Services, Inc., as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

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OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$11,590
Trustees’ and transfer agents’ fees	*
Printing and engraving costs	*
Legal fees and expenses	*
Accountants fees and expenses	*
Miscellaneous	*

Total	*

* These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

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10,630,000 Ordinary Shares

INTEC PHARMA LTD.

Prospectus Supplement

____________________________

Sole Book-Running Manager

Oppenheimer & Co.

Lead Manager	Co-Manager

Roth Capital Partners	Maxim Group LLC

__________________________

The date of this Prospectus Supplement is August 16, 2017.